UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Consolidated Graphics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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July 3, 2008
Dear Shareholder:
You are cordially invited to attend the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at The Omni Hotel, Four Riverway, Houston, Texas 77056, on Thursday, August 7, 2008, at 5:00 p.m., Central Daylight Time. For those of you who cannot be present at this Annual Meeting, we urge that you participate by indicating your choices on the enclosed proxy card and completing and returning it at your earliest convenience. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board of Directors’ recommendations.
This booklet includes the Notice of Annual Meeting of Shareholders and the Proxy Statement, which contains details of the business to be conducted at the Annual Meeting. The Company’s Annual Report to Shareholders, which is not part of the Proxy Statement, is also enclosed and provides additional information regarding the financial results of the Company for the fiscal year ended March 31, 2008.
It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please sign, date and mail promptly the enclosed proxy card in the envelope provided.
On behalf of the Board of Directors, thank you for your cooperation and continued support.

/s/ Joe R. Davis

Joe R. Davis
Chairman of the Board and
Chief Executive Officer

Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057
(713) 787-0977

VOTING THE PROXY CARD
Please complete, sign, date and return the accompanying proxy card promptly in the enclosed addressed envelope. Postage need not be affixed to the envelope if mailed in the United States.
The immediate return of your proxy card will be of great assistance in preparing for the Annual Meeting and is therefore urgently requested, even if you plan to attend the Annual Meeting in person. If you attend the Annual Meeting and make arrangements to vote in person, your proxy card will not be used.
IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON
The Annual Meeting will be held at 5:00 p.m., Central Daylight Time, on Thursday, August 7, 2008, at The Omni Hotel, Four Riverway, Houston, Texas 77056. Signs will direct you to the conference room where the Annual Meeting will be held.
If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy and bring it to the Annual Meeting in order to vote.

Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Thursday, August 7, 2008
5:00 p.m. Central Daylight Time
To the Shareholders:
The 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of Consolidated Graphics, Inc. (the “Company”) will be held at The Omni Hotel, Four Riverway, Houston, Texas 77056, on Thursday, August 7, 2008, at 5:00 p.m., Central Daylight Time, for the following purposes:
1.
To elect two Class III directors to serve on the Company’s Board of Directors for terms of three years and until their successors are duly elected and qualified or until the earlier of their resignation or removal (Proposal 1).

2.	To approve the Consolidated Graphics, Inc. Annual Incentive Compensation Plan (Proposal 2).
3.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
Only shareholders of record as of the close of business on June 18, 2008, the record date, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof. A list of such shareholders shall be open to the examination of any shareholder of record during normal business hours, for a period of ten days prior to the meeting, at the principal executive offices of the Company, located at 5858 Westheimer, Suite 200, Houston, Texas 77057, and shall also be open to examination at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

By Order of the Board of Directors

/s/ Jon C. Biro

Jon C. Biro
Secretary
Houston, Texas
July 3, 2008
IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. RETURNING THE PROXY CARD WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. IF YOU HAVE SHARES IN MORE THAN ONE NAME, OR IF YOUR STOCK IS REGISTERED IN MORE THAN ONE WAY, YOU MAY RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIAL. IF SO, SIGN AND RETURN EACH OF THE PROXY CARDS YOU RECEIVE SO THAT ALL OF YOUR SHARES MAY BE VOTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE.
IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
Our proxy materials relating to this Annual Meeting (notice of meeting, proxy statement, proxy card and annual report to shareholders) will also be available on our website at www.cgx.com.

Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057

PROXY STATEMENT

INTRODUCTION
The accompanying proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Consolidated Graphics, Inc., a Texas corporation (the “Company”), for use only at the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at The Omni Hotel, Four Riverway, Houston, Texas 77056, on Thursday, August 7, 2008, at 5:00 p.m., Central Daylight Time, and at any adjournment(s) or postponement(s) thereof. The approximate date on which this Proxy Statement and accompanying proxy will first be given or sent to shareholders is July 7, 2008.
Each proxy executed and returned by a shareholder may be revoked at any time before it is voted at the Annual Meeting by filing a written instrument revoking it with the Secretary at the Company’s executive offices, by execution and return of a later-dated proxy, or by appearing at the Annual Meeting and making arrangements to vote in person. The executive offices of the Company are located at 5858 Westheimer, Suite 200, Houston, Texas 77057.
ACTION TO BE TAKEN UNDER PROXY
Proxies in the accompanying form will be voted in accordance with the specifications made thereon and, where no specifications are given, such proxies will be voted (i) FOR the election of the two nominees named herein to serve as Class III directors and if one or more of such nominees should become unavailable for election for any reason, then FOR the election of any substitute nominee(s) that the Board may propose and (ii) FOR the approval of the Consolidated Graphics, Inc. Annual Incentive Compensation Plan (the “Annual Bonus Plan”).
Management of the Company did not receive any shareholder proposals for inclusion in this Proxy Statement by the date prescribed therefor and is not aware of any other matters to be presented for action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote at their discretion pursuant to the proxy in accordance with their best judgment on such matters.
RECORD DATE AND VOTING SECURITIES
The Board has fixed the close of business on June 18, 2008 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof. The issued and outstanding shares of Common Stock of the Company as of the close of business on June 18, 2008, consisted of 11,145,053 shares, each of which is entitled to one vote on each matter to be voted on at the Annual Meeting. Under the Company’s Second Amended and Restated By-laws (the “By-laws”) and in accordance with the Texas Business Corporation Act, the holders of a majority of the total issued and outstanding shares of Common Stock, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. The persons whom we appoint to act as inspectors of election will determine whether a quorum exists.
If a quorum is not present at the Annual Meeting or if there are insufficient votes at the time of the Annual Meeting to approve any of the foregoing proposals, the Annual Meeting may be adjourned or postponed until such time and place as is determined by a vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting to permit further solicitation of proxies by the Company. Proxies given pursuant to this current solicitation and not subsequently revoked will be voted at any later continuance of the Annual Meeting in the manner set forth above.

The Restated Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), do not permit cumulative voting. The affirmative vote of a majority of the shares of Common Stock, represented in person or by proxy and entitled to vote thereat, at a meeting at which a quorum is present is required for the election of directors and the approval of the proposed Annual Bonus Plan. Shares that are entitled to be voted by a shareholder who is present, in person or by proxy, at the Annual Meeting but who abstains from voting or withholds a vote (collectively, “abstentions”), will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. “Broker nonvotes” are also treated as shares that are present for purposes of determining the presence of a quorum. A broker nonvote occurs when a broker is present at the meeting or returns a proxy but does not have discretionary voting power to vote on a specific matter (such as non-routine proposals) and has not received voting instructions from the beneficial owner with respect to such matter. A broker has discretionary voting power (including the power to abstain) under the current rules of the exchange on which the Company’s shares are traded, The New York Stock Exchange, Inc. (“NYSE”), if the proposal involves a routine matter, such as the non-contested election of directors. Brokers do not have discretionary voting power with respect to the approval of the proposed Annual Bonus Plan.
In determining the results of voting at the Annual Meeting on the election of directors and the approval of the proposed Annual Bonus Plan, abstentions will have the same effect as a vote against the nominated directors and the Annual Bonus Plan because approval of each matter under consideration requires an affirmative vote of the majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on each such matter at the Annual Meeting. In the event of a broker nonvote with respect to the proposed Annual Bonus Plan, then such shares of Common Stock are excluded from both the tabulation of affirmative votes for such proposal and the tabulation of the total number of shares of Common Stock which cast a vote on such proposal. As discussed above, broker nonvotes are not applicable to the election of directors in connection with this solicitation of proxies.
PROPOSAL 1 — FOR THE ELECTION OF CLASS III DIRECTORS
Pursuant to the Company’s By-laws, the Board is currently comprised of six directors and is divided into three classes, with each class serving a three-year term. At each annual meeting of shareholders, one class of directors is elected for a full term of three years to succeed that class of directors whose terms are expiring. The Board currently consists of Larry J. Alexander, Brady F. Carruth, Gary L. Forbes, James H. Limmer, Hugh N. West, M.D. and Joe R. Davis, with Messrs. Alexander and Carruth constituting the Class I directors, Messrs. Forbes and Limmer constituting the Class II directors and Mr. Davis and Dr. West constituting the Class III directors. The term of the Class III directors expires at the Annual Meeting. The terms of the other two classes of directors expire at the 2009 (Class I directors) and 2010 (Class II directors) annual meetings of shareholders.
Unless contrary instructions are set forth in the proxy card, it is intended that the individual named in the proxy will vote all shares of Common Stock represented by the proxy for the election of the nominees listed below as the Class III directors, each of whom is presently a member of the Board. The two Class III directors elected at the Annual Meeting will each serve for a term expiring on the date of the annual meeting of shareholders in 2011 and until his successor has been elected and qualified or until his earlier resignation or removal. The affirmative vote of a majority of the shares of Common Stock, represented in person or by proxy and entitled to vote at a meeting at which a quorum is present, is required to elect directors.
The Board has appointed a Nominating and Governance Committee and delegated to it the responsibility for evaluating candidates and recommending nominees for election to the Company’s Board of Directors. The Nominating and Governance Committee determined in its business judgment that the election of Mr. Davis and Dr. West as the Class III directors of the Company is in the best interest of the Company and its shareholders. The Board subsequently affirmed the recommendation of the Nominating and Governance Committee. THE BOARD THEREFORE RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES, AND PROXIES THAT ARE RETURNED BUT NOT MARKED TO THE CONTRARY WILL BE SO VOTED.
A shareholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that shareholder’s shares for one or more of the named nominees. Each of the nominees for election as Class III directors is currently serving as a director on the Board and has indicated his willingness to serve in such capacity, if elected, but should the candidacy of Mr. Davis and/or Dr. West for any reason be withdrawn or either nominee becomes unavailable for election, the Nominating and Governance Committee may recommend a replacement nominee and, if such nominee is affirmed by the Board, the individual acting under the duly executed proxies will vote for the election of the replacement nominee. Management is currently unaware of any circumstances likely to render either nominee unavailable for election.
The following sets forth information concerning each of the nominees for election to the Board and each continuing member of the Board, including their name, age, principal occupation or employment for at least the past five years and the period for which such person has served as a director of the Company.

Nominees for Election as Class III Directors
The following information is furnished regarding the Class III director nominees who, if elected, will serve on the Board until the 2011 annual meeting of shareholders and until their respective successors are elected and qualified or until the earlier of their resignation or removal.
Joe R. Davis has been the Chief Executive Officer and Chairman of the Board of Directors of the Company since it was founded in 1985. Mr. Davis serves on the Executive Committee and also serves on the board of directors of Carriage Services, Inc., a publicly traded death care company. Prior to forming the Company, Mr. Davis was a Vice President for a division of International Paper Company. He also previously served as a partner of a national public accounting firm. Mr. Davis is 65 years of age.
Hugh N. West, M.D., was in private practice in Houston, Texas in the field of diagnostic radiology until his retirement in 1996. Dr. West has been a director of the Company since 1985 and serves on the Compensation Committee and the Nominating and Governance Committee. Dr. West is 62 years of age.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF MR. DAVIS AND DR. WEST AS CLASS III DIRECTORS OF THE COMPANY.
Continuing Class I Directors
The following information is furnished with respect to the Class I directors, who will continue to serve on the Board until the 2009 annual meeting of shareholders and until their respective successors are elected and qualified or until the earlier of their resignation or removal.
Larry J. Alexander retired from the San Antonio Spurs Professional Basketball Team in May 1996, where he had been Vice President — Administration and Communications since August 1994. Prior to joining the Spurs, he spent 27 years with SBC, Inc. (now AT&T, Inc.), a telecommunications company, where he had various responsibilities in advertising and corporate communications, most recently as Senior Vice President — External Affairs. Mr. Alexander has been a director of the Company since May 1995 and serves on the Compensation Committee. Mr. Alexander is 66 years of age.
Brady F. Carruth has been President of Gulf Coast Capital Corporation, a commercial landscaping business, since 1987 and President and Chief Executive Officer of Saratoga Financial Group, an insurance holding company, since 2001. Mr. Carruth has been a director of the Company since 1985 and serves on the Audit Committee and the Nominating and Governance Committee. Mr. Carruth is 50 years of age.
Continuing Class II Directors
The following information is furnished with respect to the Class II directors, who will continue to serve on the Board until the 2010 annual meeting of shareholders and until their respective successors are elected and qualified or until the earlier of their resignation or removal.
Gary L. Forbes is currently Senior Vice President of Equus Total Return, Inc., a publicly traded investment company, with whom he has been employed since 1991. Mr. Forbes serves on the board of directors of NCI Building Systems, Inc., a publicly traded manufacturer of prefabricated metal buildings and Carriage Services, Inc., a publicly traded death care company. Mr. Forbes is a certified public accountant and has been a director of the Company since 1993. He serves on the Audit Committee and the Executive Committee and is 64 years of age.
James H. Limmer retired as a partner from the law firm of Tekell, Book, Matthews & Limmer, L.L.P., where he had practiced law for 34 years, in July of 2007. The Houston, Texas based law firm specializes in all phases of insurance defense, since July 1973. Mr. Limmer has been a director of the Company since 1985 and serves on the Audit Committee and the Nominating and Governance Committee. Mr. Limmer is 66 years of age.
PROPOSAL 2 — TO APPROVE THE CONSOLIDATED GRAPHICS, INC. ANNUAL INCENTIVE COMPENSATION PLAN
On May 22, 2008, the Board adopted the Company’s Annual Incentive Compensation Plan, which we refer to as the Annual Bonus Plan, upon recommendation of the Compensation Committee. The Annual Bonus Plan is subject to the approval of the shareholders. A summary description of the material terms of the Annual Bonus Plan is set forth below. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Annual Bonus Plan, which is attached to this Proxy Statement as Appendix A, and incorporated herein by this reference.

Summary Description of Proposed Annual Bonus Plan
The purpose of the Annual Bonus Plan is to advance the interests of the Company and its shareholders by providing the Company’s executive officers with a financial interest in the overall performance and growth of the Company. The Annual Bonus Plan is designed to retain selected executive officers of the Company and reward them for making significant contributions to the success of the Company.
Only executive officers of the Company are eligible to participate in the Annual Bonus Plan, as determined by our Compensation Committee. Because only our executive officers will be eligible to receive awards under the Annual Bonus Plan, they may be deemed to have a personal interest in the adoption of this proposal. Any awards under the Annual Bonus Plan will be at the discretion of our Compensation Committee.
The Compensation Committee has approved an award to Mr. Davis, our Chief Executive Officer, pursuant to the terms of his New Employment Agreement (see “Executive Compensation — Overall Compensation Philosophy and Policies”). Such award has been made subject to the approval of the Annual Bonus Plan by the shareholders at the Annual Meeting. No payment will be made under the conditional award granted to Mr. Davis pursuant to the Annual Bonus Plan if shareholder approval is not obtained. The conditional award is based on a formula established by the Compensation Committee which primarily considers the Company’s earnings growth and return on equity. Please refer to “Components of Executive Compensation — Annual Non-Equity Incentive Compensation Awards/Discretionary Bonuses” for a further discussion of the performance measures established by the Compensation Committee. The targeted bonus pursuant to such award is equal to 100% of Mr. Davis’ annual base salary in effect at the end of the applicable performance period, subject to achievement of the stated performance goals in such award. The maximum bonus that may be earned pursuant to such award is equal to 225% of Mr. Davis’ annual base salary, but if the Company experiences a year-over-year decline in earnings during such performance period, he will not receive a bonus under the award. If the Annual Bonus Plan has been in effect for the performance period ended March 31, 2008, based on the stated performance goals in the conditional award, Mr. Davis would have received a bonus equal to $1,125,000.
Except as set forth above, it is not possible at present to determine the amount or form of any other awards that may be granted or may be available for grant to any executive officer in the future.
Participation. Our Compensation Committee will designate executive officers to be participants in the Annual Bonus Plan. The Compensation Committee shall from time to time in its sole discretion, select the participants in the Annual Bonus Plan, and participation in such Plan shall be evidenced by the execution of a written award agreement under the Annual Bonus Plan setting forth the terms and conditions of such award.
Administration. The Annual Bonus Plan will be administered by our Compensation Committee, which shall have full and exclusive power to interpret the Annual Bonus Plan and to adopt such rules, regulations and guidelines for carrying out the Annual Bonus Plan as it may deem necessary or appropriate in its discretion. All decisions of the Compensation Committee in the interpretation and administration of the Annual Bonus Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on the participants. The Committee shall determine all terms and conditions of the awards.
Incentive Compensation Awards. A participant’s award shall be paid only if specified performance goals set forth in an award agreement have been achieved during the course of the relevant performance period by an individual, the Company, an affiliate, or one or more business units of the Company or an affiliate, as applicable. The amount of a participant’s award shall be determined by reference to a formula contained in the relevant award agreement, set by the Compensation Committee, which shall describe the performance goal or goals and the percentage of the potential award to be paid depending upon the level of the performance goal(s) achieved. Performance goals shall be established no later than the earlier to occur of (1) 90 days after the commencement of the period of service to which the performance goal relates and (2) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is still substantially uncertain.

In interpreting provisions applicable to performance goals, it is the intent of the Annual Bonus Plan to conform with the standards of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulation §1.162-27(e)(2)(i), and in establishing such goals and interpreting the Annual Bonus Plan, the Compensation Committee shall be guided by such provisions. With respect to awards that are intended to be performance-based under Section 162(m) of the Code, our Compensation Committee will establish written objective performance goals for each performance period, which may include the following: earnings, either in the aggregate or on a per-share basis, reflecting such dilution of shares as the Compensation Committee deems appropriate, including operating earnings, pre-tax earnings, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization; gross or net revenue; operating or net cash flow; financial return ratios (e.g., return or net return on one or more of the following: assets, net assets, equity, invested capital, revenue); margins, including net, operating or pre-tax margins; total shareholder return; financial ratios (e.g., debt to capitalization or debt to equity); growth in financial measures or ratios (e.g., revenue, earnings, cash flow, stockholders’ equity, margins); or customer satisfaction, based on specified objective goals, or a customer survey sponsored by the Company, an affiliate, or one or more business units of the Company or an affiliate, as applicable. Such performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).
The maximum Award that may be paid to any participant under the Annual Bonus Plan for a fiscal year is an amount equal to $5 million.
Payment of Awards. Payment shall be made to the participant in accordance with the terms of the award agreement, provided that (1) the performance goal or goals specified in the relevant award agreement were achieved and (2) the Compensation Committee reviewed and approved the award.
If, during the course of a performance period, the participant takes a position with the Company or an affiliate that is materially different from the position that he or she occupied at the commencement of such performance period and the Compensation Committee determines that new position does not involve comparable or greater executive responsibilities than were enjoyed by the participant at the beginning of such performance period, then the relevant award agreement shall automatically be terminated, unless otherwise provided in the award agreement. The Compensation Committee shall decide, in its sole discretion, whether the participant shall (1) receive a payment equal to the amount of the award for such performance period, pro-rated (according to the Compensation Committee’s sole discretion) to recognize the duration of the participant’s service in the capacity to which the award agreement relates, or (2) forfeit any interest in any award for such performance period. Notwithstanding the foregoing, the payment of any such prorated award shall be paid only if the Compensation Committee determines that the relevant performance goals have been achieved.
In the event that the participant is not an employee on the later of (1) the last day of the performance period or (2) the date on which the payment is made, the award shall be forfeited, unless otherwise specifically set forth in the award agreement (or any other agreement between the participant and the Company) in a manner that complies with Section 162(m)(4)(C) of the Code.
Transferability. Unless otherwise determined by the Compensation Committee, no award or any other benefit under the Annual Bonus Plan will be assignable or transferable by a participant except to a designated beneficiary or by will, the laws of descent and distribution or a domestic relations order.
Amendment or Termination of the Plan. The Compensation Committee may amend, modify, suspend or terminate the Annual Bonus Plan to address any legal requirements or for any other purpose permitted by law, except that no such amendment or alteration (i) that would adversely affect the rights of any participant under any award previously granted to such participant will be made without his or her consent and (ii) shall be effective prior to its approval by the Company’s shareholders, to the extent such approval is required by applicable legal requirements.
Section 409A. The Annual Bonus Plan and awards granted thereunder are intended to be exempt from the provisions of Section 409A of the Code, and will be interpreted and administered in a manner consistent with such intent.
Federal Income Tax Consequences
The following summary of the federal income tax consequences relating to the Annual Bonus Plan is based on present federal tax laws and regulations. The Company cannot assure participants that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.
Cash Incentive Compensation Awards. A participant will generally recognize ordinary taxable income in the year he or she receives a cash incentive compensation award under the Annual Bonus Plan in the amount of the cash payment he or she receives. Similarly, the Company will generally recognize a tax deduction in the same amount for its fiscal year during which the cash payment is made to a participant.

Limitation on Company Deductions. No federal income tax deduction is allowed for the Company for any compensation paid to a “covered employee” in any taxable year of the Company to the extent that the covered employee’s compensation exceeds $1,000,000. For this purpose, “covered employees” are generally the chief executive officer of the Company and the four highest compensated officers of the Company, and the term “compensation” generally includes amounts includable in gross income as a result of the exercise of stock options or stock appreciation rights, or the payment of restricted stock unit awards. This deduction limitation does not apply to compensation that is (1) commission-based compensation, (2) performance-based compensation, (3) compensation which would not be includable in an employee’s gross income, and (4) compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified after that date. For this purpose, the incentive compensation awards under the Annual Bonus Plan are designed to meet the requirements of performance-based compensation under Code Section 162(m), and the Compensation Committee intends to administer the Annual Bonus Plan in a manner that maximizes the Company’s tax deductions under Code Section 162(m).
The Board believes that the proposed Annual Bonus Plan is in the best interest of the Company and its shareholders. THE BOARD THEREFORE RECOMMENDS A VOTE “FOR” THE PROPOSED ANNUAL BONUS PLAN, AND PROXIES THAT ARE RETURNED BUT NOT MARKED TO THE CONTRARY WILL BE SO VOTED. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the proposed Annual Bonus Plan.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
To the Company’s knowledge, the following table sets forth as of the close of business on June 18, 2008, information with respect to the shares of Common Stock beneficially owned by (i) the named executive officers of the Company, (ii) each of the directors and director nominees of the Company, (iii) all persons known to the Company to be the beneficial owners of 5% or more thereof and (iv) all named executive officers and directors as a group. To the Company’s knowledge, all persons listed have sole voting and investment power with respect to the shares beneficially owned by them, unless otherwise indicated.

	Amount of
	Beneficial Ownership (1)
	Number of	Percentage of
Name of Beneficial Owner	Shares (2)	Class (3)

Joe R. Davis (4)	1,207,300	9.9%
Bank of America Group (5)	939,215	8.4%
Morgan Stanley (6)	788,856	7.1%
Barclays Group (7)	733,814	6.6%
Brady F. Carruth	42,860	*
Gary L. Forbes	40,000	*
James H. Limmer	35,000	*
Hugh N. West, M.D.	35,000	*
Larry J. Alexander	13,589	*
Jon C. Biro	—	*
G. Christopher Colville	3,150	*
All directors and named executive officers as a group (8 persons)	1,376,899	11.2%

*	Indicates beneficial ownership of less than 1% of the total outstanding shares of Common Stock.

(1)
In accordance with Securities and Exchange Commission (“SEC”) regulations, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether such person has any economic interest in the shares. In addition, a person is deemed to own beneficially any shares of which such person has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option.

(2)
The shares beneficially owned include options to purchase shares of Common Stock exercisable within 60 days of June 18, 2008, as follows: Mr. Davis-1,100,000 shares (although certain restrictions apply to Mr. Davis’s ability to sell 360,000 of such shares that are issuable upon the exercise by Mr. Davis of certain of his stock options), Mr. Forbes-25,000 shares, Dr. West-5,000 and Mr. Alexander-10,000 shares. In addition, Mr. Davis has 5,625 restricted stock units that have vested, except that shares of Common Stock issuable pursuant to such vested units are not deliverable until March 1, 2009 and thus they are not considered beneficially owned for purposes hereof.

(3)
The percentage of Common Stock owned by each person has been calculated using the 11,145,053 shares outstanding as of the close of business on June 18, 2008, plus any shares issuable upon exercise of options owned by such person or group that are exercisable within 60 days of such date and deemed to be outstanding pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(4)	The address of Mr. Davis is 5858 Westheimer, Suite 200, Houston, Texas 77057.

(5)
The Company obtained a copy of a Schedule 13G filed with the SEC on February 7, 2008 by Bank of America Corporation, NB Holdings Corporation, Bank of America, NA, United States Trust Company, NA, BAC North America Holding Company, LaSalle Bank Corporation, LaSalle Bank, N.A., Columbia Management Group, LLC, Columbia Management Advisors, LLC, and Banc of America Investment Advisors, Inc. (collectively, the “Bank of America Group”) showing ownership of 939,215 shares of Common Stock in the aggregate as of December 31, 2007. The Schedule 13G indicates that Bank of America Corporation had shared voting power with respect to 672,900 shares and shared dispositive power with respect to 939,215 shares of Common Stock; NB Holdings Corporation had shared voting power with respect to 672,665 shares and shared dispositive power with respect to 938,980 shares of Common Stock; Bank of America, NA had sole voting power with respect to 1,432 shares, shared voting power with respect to 671,133 shares, sole dispositive power with respect to 1,432 shares, and shared dispositive power with respect to 937,448 shares of Common Stock; United States Trust Company, NA had sole voting power and sole dispositive power with respect to 100 shares of Common Stock; BAC North America Holding Company and LaSalle Bank Corporation each had shared voting power and shared dispositive power with respect to 235 shares of Common Stock; LaSalle Bank, N.A. had sole voting power and sole dispositive power with respect to 235 shares of common stock; Columbia Management Group, LLC had shared voting power with respect to 670,578 shares and shared dispositive power with respect to 936,898 shares of Common Stock; Columbia Management Advisors, LLC had sole voting power with respect to 670,578 shares, no shared voting power, sole dispositive power with respect to 931,408 shares, and shared dispositive power with respect to 5,490 shares of Common Stock; and Banc of America Investment Advisors, Inc. had shared voting power with respect to 5 shares of common stock and no dispositive power. The address of the Bank of America Group is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(6)
The Company obtained a copy of a Schedule 13G filed with the SEC on February 14, 2008 by Morgan Stanley showing ownership of 788,856 shares of Common Stock in the aggregate as of December 31, 2007. The Schedule 13G indicates that Morgan Stanley had sole voting power with respect to 752,642 shares, shared voting power with respect to 214 shares, sole dispositive power with respect to 788,856 shares, and no shared dispositive power with respect to the Common Stock. These numbers reflect the securities beneficially owned by certain operating units of Morgan Stanley and its subsidiaries and affiliates, but do not reflect securities, if any, beneficially owned by any operating units of Morgan Stanley whose ownership of securities is disaggregated from the Morgan Stanley reporting units described in the Schedule 13G. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

(7)
The Company obtained a copy of Schedule 13G filed with the SEC on February 5, 2008 by Barclays Global Investors, NA., Barclays Global Investors, Ltd, Barclays Global Fund Advisors, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG (collectively, the “Barclays Group”) showing ownership of 733,814 shares of Common Stock in the aggregate as of December 31, 2007. The Schedule 13G indicates that Barclays Global Investors, NA. had sole voting power with respect to 380,567 shares and sole dispositive power with respect to 416,253 shares of Common Stock; Barclays Global Investors, Ltd had sole dispositive power with respect to 12,345 shares of Common Stock; and Barclays Global Fund Advisors had sole voting power with respect to 204,437 shares and sole dispositive power with respect to 305,216 shares of Common Stock. The other members of the Barclays Group, as set forth above, do not have voting power or dispositive power with respect to the Common Stock of the Company. The address of Barclays Global Investors, NA. and Barclays Global Fund Advisors is 45 Freemont St., San Francisco, California 94105. The address of Barclays Global Investors, Ltd is Murray House, 1 Royal Mint Court, London, EC3N 4HH.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC and the NYSE certain reports of ownership, changes in ownership and annual statements of beneficial ownership of the Company’s Common Stock. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to the Company and/or written representations from certain reporting persons that no other reports were required to be filed with the SEC by such persons, the Company believes that during the 2008 fiscal year all of the Company’s executive officers, directors and greater than 10% shareholders complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that the delivery of certain vested shares (in connection with previously reported restricted stock unit awards) was not reported on a timely-filed Form 4 by Mr. Davis, our Chief Executive Officer, but such transaction was subsequently reported on Form 4.
CORPORATE GOVERNANCE INFORMATION
Board of Directors and Committees
As of the date of this Proxy Statement, the size of the Board of Directors was fixed at six members, divided into three classes as described under the caption “Election of Class III Directors” above. Our Board has a standing Executive Committee, Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board may also establish other committees from time to time as necessary to facilitate the management of the business and affairs of the Company and to comply with the NYSE corporate governance rules.
The Company’s Corporate Governance Guidelines (the “Governance Guidelines”), in compliance with the NYSE corporate governance rules, provide that the Board shall be comprised of a majority of non-management directors that meet the independence requirements of the NYSE. The Company’s non-management directors (Messrs. Alexander, Carruth, Forbes and Limmer and Dr. West) comprise a majority of the Board and each are “independent” for purposes of Section 303A of the NYSE corporate governance rules. The Board has affirmatively determined that the non-management directors had no material business relationships with the Company and otherwise satisfied the criteria for independence of the NYSE. The Board’s determination was based primarily on the directors’ general familiarity with each other and their backgrounds, the fact that no director previously reported a change in circumstances that could affect his independence and a review and discussion of the representations made by the directors in response to various questions regarding each of their (and their family’s) employment and compensation history, affiliations and business and other relationships.

During the fiscal year ended March 31, 2008, the Board met seven times and acted by unanimous consent seven times. Each of the directors attended at least 75% of the meetings of the Board and of each committee on which he served. In addition, pursuant to the Governance Guidelines, directors are expected to attend each annual meeting of shareholders. All of the directors attended the 2007 annual meeting of shareholders.
Pursuant to the Governance Guidelines and the NYSE corporate governance rules, our non-management directors are required to meet in executive sessions held at least quarterly. The presiding director (the “Presiding Director”) of those sessions is elected by the non-management directors. The Presiding Director is also the non-management Board member appointed to receive communications from interested parties, including shareholders, as set forth in “Communications with Directors” below.
Executive Committee
The Executive Committee, currently consisting of Messrs. Davis and Forbes, is charged under its written charter to review and develop strategies and policies of the Company and recommend changes thereto and approve certain acquisition transactions of the Company pursuant to authority delegated by the Board. During the fiscal year ended March 31, 2008, the Executive Committee consisted of Messrs. Davis and Forbes and it met two times.
Audit Committee
The Audit Committee currently consists of Messrs. Carruth, Forbes and Limmer. The Board has affirmatively determined that each such individual meets the independence and financial literacy requirements of the applicable NYSE corporate governance rules and SEC rules and regulations. The Board has also affirmatively determined that Mr. Forbes qualifies as the Audit Committee “financial expert” as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.
In addition to certain duties that may be prescribed by the NYSE corporate governance rules and SEC rules and regulations, the Audit Committee is charged under its written charter to, among other things, assist the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements (including the reasonableness and adequacy of disclosure of related person transactions), the qualifications, independence, selection, compensation and performance of the registered independent public accounting firm engaged to conduct the external audit of the Company, and the performance of the Company’s internal audit function. The Audit Committee is also responsible for preparing an audit committee report as required by the SEC for inclusion in this Proxy Statement. During the fiscal year ended March 31, 2008, the Audit Committee consisted of Messrs. Carruth, Forbes and Limmer and it met five times.
Compensation Committee
The Compensation Committee currently consists of Mr. Alexander and Dr. West, each of whom have been affirmatively determined by our Board to meet the independence requirements of the NYSE corporate governance rules. During the fiscal year ended March 31, 2008, the Compensation Committee consisted of Mr. Alexander and Dr. West, and it met three times and acted by unanimous consent two times.
In addition to certain duties that may be prescribed by the NYSE corporate governance rules and SEC rules and regulations, the Compensation Committee is charged under its written charter with, among other things, overseeing the effectiveness of the Company’s executive compensation policies applicable to the compensation of our directors and executive officers. The Compensation Committee also provides executive administration of the Company’s Long-Term Incentive Plan (the “Incentive Plan”) and, if approved by the shareholders at the Annual meeting, the Annual Bonus Plan. The Compensation Committee has sole authority to retain advisors, including compensation consultants, to assist the Committee with its duties. The Compensation Committee is not authorized by its charter to delegate to anyone the authority to establish any compensation policies or programs for elected officers, including our executive officers, or directors. Our Chief Executive Officer has the authority to establish compensation programs for non-executive officers and makes recommendations for the Compensation Committee’s consideration each year with respect to the appropriate compensation to be paid to our executive officers, including himself. The Compensation Committee is also responsible for reviewing the “Compensation Discussion and Analysis” section of this Proxy Statement and issuing a compensation committee report as required by the SEC for inclusion in this Proxy Statement. See "Executive Compensation - Compensation Discussion and Analysis” below for additional information on the Company’s procedures for the consideration and determination of director and executive officer compensation, as well as the use of compensation consultants in such process.

Compensation Committee Interlocks and Insider Participation
During the 2008 fiscal year, no member of the Compensation Committee was or formerly had been an officer or employee of the Company or any of its affiliates. Also, during the 2008 fiscal year, no executive officer of the Company served on the compensation committee or the board of directors of any other entity which employed as an executive officer, or was otherwise affiliated with, one of the members of the Company’s Board or of its Compensation Committee. Throughout the 2008 fiscal year, the Compensation Committee consisted of Mr. Alexander and Dr. West.
Nominating and Governance Committee
The Nominating and Governance Committee currently consists of Messrs. Carruth and Limmer and Dr. West, each of whom have been affirmatively determined by our Board to meet the independence requirements of the NYSE corporate governance rules. In addition to certain duties that may be prescribed by the NYSE corporate governance rules and SEC rules and regulations, the Nominating and Governance Committee is charged under its written charter with, among other things, assisting the Board in identifying individuals qualified to become Board members, evaluating and recommending for Board selection director nominees for election at each annual meeting of shareholders and generally assisting with filling Board vacancies, reviewing committee structures and member composition. In addition, the Nominating and Governance Committee is responsible for overseeing the process by which significant shareholder relations matters are addressed, including prompt notice to the Nominating and Governance Committee of the Company’s receipt of any significant shareholder communications or shareholder proposals, establishing procedures requiring the Committee to be notified of potential violations and/or requests for waivers to the Company’s Governance Guidelines or Code of Ethics, including approval of related person transactions involving executive officers, directors or their immediate family members, and recommending to the Board any changes deemed necessary to the Company’s insider trading policies, Governance Guidelines or Code of Ethics. Throughout the 2008 fiscal year, the Nominating and Governance Committee consisted of Messrs. Carruth and Limmer and Dr. West and it met one time.
Director Nomination Process
The Nominating and Governance Committee assists the Board by identifying, evaluating and recommending for Board affirmation potential candidates for election to the Board of Directors at each annual meeting of shareholders and, in accordance with our By-Laws, to fill vacancies on the Board that may occur between such annual meetings.
Pursuant to its charter, in reviewing prospective director nominees, the Nominating and Governance Committee considers the NYSE corporate governance rules and other factors such as knowledge of the Company and the printing industry, business experience, and any prior service as a Board member, with no one or more of these factors being deemed to be minimum criteria for qualification or more important than any other factor that the Nominating and Governance Committee may take into account in its discretion. The Nominating and Governance Committee considers director nominees for the Board based on the recommendation of the Chairman of the Board and, if so requested, by the Company’s shareholders subject to and in the manner set forth below under “Shareholder Nominations for Directors.” If necessary, the Nominating and Governance Committee may independently seek candidates and has the authority to retain and compensate consulting firms in connection with that search process. Director candidates identified by the Chairman of the Board, the shareholders or the Nominating and Governance Committee itself will each be evaluated in the same manner and on the same basis by the Nominating and Governance Committee.
For purposes of the election of Class III directors at the Annual Meeting, the Nominating and Governance Committee reviewed the recommendation from Mr. Davis, the current Chairman of the Board, that Dr. West and Mr. Davis be considered for re-election as Class III directors. No director candidates were submitted by shareholders for the Nominating and Governance Committee’s consideration. Based on the Nominating and Governance Committee’s evaluation of the qualifications of such nominees, taking into consideration the factors described above and relevant elements from the Board’s annual self-assessment, the Nominating and Governance Committee recommended to the Board that Mr. Davis and Dr. West be nominated for re-election to the Board, which the Board subsequently affirmed.
Shareholder Nominations for Directors
Pursuant to our By-laws, shareholders of the Company may nominate director candidates for election at the annual meeting of shareholders in accordance with the procedures set forth therein. To be properly brought for consideration at the annual meeting of shareholders, in addition to complying with the procedures in our By-laws, such nominations must comply with all of the requirements described under the caption “Shareholder Proposals” below, and must be accompanied by the following information:
•	the name of the nominee and the address and principal occupation or employment of such nominee;
•
description of all arrangements or understandings between the shareholder and each nominee and any person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•	the written consent of each nominee to serve if so elected;
•
any other information related to such person that is required to be disclosed in a proxy statement soliciting proxies for election of directors, or as otherwise required pursuant to Regulation 14A under the Exchange Act; and

•	the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially by such shareholder(s).
The Nominating and Governance Committee will consider candidates for director nominees properly submitted by shareholders of the Company in the same manner and on the same basis as other recommended nominees, as discussed above under “Director Nomination Process.”
Communications with Directors
Interested parties, including shareholders, wishing to communicate with the non-management directors of the Board may contact the then Presiding Director in the manner set forth on our Web site. Our Presiding Director presides at the regularly scheduled meetings of our non-management directors and is authorized to act on behalf of such directors in accordance with our Governance Guidelines. Currently, our Presiding Director is Gary L. Forbes, who may be contacted c/o Equus Total Return, Inc., at P.O. Box 92496, Austin, Texas 78709.
Availability of Certain Committee Charters and Other Information
The charters for our Audit, Compensation, Nominating and Governance and Executive Committees, as well as our Governance Guidelines and Code of Ethics, can all be accessed, free of charge, on our Web site (www.cgx.com) under “Investor Relations — Governance.” We will provide printed copies of these materials to any shareholder upon request directed to Consolidated Graphics, Inc., Attn: Secretary, 5858 Westheimer, Suite 200, Houston, Texas 77057. We intend to disclose on our Web site any changes to or waivers from the Code of Ethics that are also required under SEC rules and regulations to be disclosed under Item 5.05 of Form 8-K. The information on our Web site is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.
We also make available on our Web site, free of charge, access to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, as well as other documents that we file with or furnish to the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such documents are so filed with, or so furnished to, the SEC.
Director Compensation
We currently pay to each of our non-employee directors the following fees:
•	an annual retainer of $25,000, paid quarterly;
•	$1,000 for each Board meeting attended;
•	$1,000 to the chairperson of the Audit Committee for each Audit Committee meeting attended, whether or not the meeting is held on the same day as a meeting of the Board;
•	$500 to each other member of the Audit Committee for each Audit Committee meeting attended, whether or not the meeting is held on the same day as a meeting of the Board; and
•	$500 for each other Board committee meeting attended.

In 2002, we also granted option awards under our Incentive Plan for the purchase of 25,000 shares of the Company’s Common Stock (at $16.50 or $19.67 per share, the fair value of such shares depending on the grant date of such options) to each of our non-employee directors. These option awards fully vested in 2007. In May 2008, we granted option awards under the Incentive Plan for the purchase of 12,500 shares of the Company’s Common Stock (at $59.40 per share, the fair value of such shares on the grant date) to each of our non-employee directors, with such options vesting ratably on each anniversary of the grant date through the fifth anniversary thereof. We do not pay any additional compensation to our employees for serving as directors, but we reimburse all directors for out-of-pocket expenses they incur in connection with attending Board and Board committee meetings or otherwise in their capacity as directors.
The table below summarizes the compensation we paid to our non-employee directors during the year ended March 31, 2008.

	2008 DIRECTOR COMPENSATION TABLE
Name(1)	Fees Paid in Cash	Stock Option Awards(2)	All Other Compensation	Total

Larry J. Alexander	$32,500	—	—	$32,500
Brady F. Carruth	$34,500	—	—	$34,500
Gary L. Forbes	$37,000	$3,033	—	$40,033
James H. Limmer	$34,500	$3,033	—	$37,533
Hugh N. West, M.D.	$33,000	$3,033	—	$36,033

(1)
Mr. Davis is not included in this table as he is an employee and is not entitled to receive additional compensation for his services as a director, other than reimbursement of certain out-of-pocket expenses. The compensation Mr. Davis received in fiscal 2008 is shown in the 2008 Summary Compensation Table.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2008 in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, (“SFAS 123(R)”) issued by the Financial Accounting Standards Board. As of March 31, 2008, outstanding options to purchase shares of Common Stock (and the related exercise price) held by our non-employee directors were as follows: Mr. Alexander — 10,000 shares at $19.67, Mr. Forbes — 25,000 shares at $16.50, Mr. Limmer — 5,000 shares at $16.50, and Dr. West — 5,000 shares at $16.50.

EXECUTIVE OFFICERS
The names, ages, position and other information with respect to our named executive officers are set forth below.

Name	Age	Position

Joe R. Davis	65	Chief Executive Officer

Jon C. Biro	42	Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary

G. Christopher Colville	50	Former Executive Vice President, Chief Financial and Accounting Officer and Secretary
Joe R. Davis has been the Chief Executive Officer and Chairman of the Board of Directors since the Company was founded in 1985. Please refer to the caption “Proposal for Election of Class III Directors — Nominees for Election as Class III Directors” above for additional information with respect to Mr. Davis’ background and experience.
Jon C. Biro was appointed as Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary of the Company effective on January 14, 2008. Prior to joining the Company, Mr. Biro, a certified public accountant, was principally employed as the Chief Financial Officer and Treasurer of ICO, Inc. (Nasdaq: ICOC) (“ICO”) since 2002, and had served on ICO’s board of directors since 2003. From 1994 through 2002, Mr. Biro served in various capacities at ICO. Prior to his employment with ICO, Mr. Biro was employed by PriceWaterhouse LLP.
G. Christopher Colville was the Executive Vice President, Chief Financial and Accounting Officer and Secretary of the Company from March 2002 until his resignation on June 30, 2007. Mr. Colville is a certified public accountant.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis addresses the following topics:
•	the structure and responsibilities of the Compensation Committee of the Board;
•	the Compensation Committee process;
•	overall compensation philosophy and policies;
•	the components of our executive officer compensation program; and
•	compensation paid to our executive officers (as defined below) for fiscal year 2008.
Structure and Responsibilities of the Compensation Committee
Compensation Committee Members and Independence
Larry J. Alexander and Hugh N. West, M.D. are the members of the Compensation Committee. Mr. Alexander, who has served on our Board of Directors for approximately thirteen years, is the chairman of the Compensation Committee. Each member of the Compensation Committee is an “independent director” and “non-employee director” in accordance with the rules of the SEC and the listing standards of the NYSE, as applicable.
Responsibilities of Committee
There are three primary purposes of the Compensation Committee: (1) to discharge the Board’s responsibilities relating to compensation of our executive officers and directors; (2) to issue annual reports of the Compensation Committee relating to our compensation discussion and analysis for inclusion in the proxy statements for our annual meetings; and (3) to provide executive administration of the Company’s incentive compensation plans, including recommending to the Board any necessary amendments to existing plans or adoption of new incentive compensation plans. The Compensation Committee operates under a written charter adopted by the Board. A copy of the charter is available at www.cgx.com under “Investor Relations — Corporate Governance.” Pursuant to the charter, the Compensation Committee has the resources necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants as it deems necessary. The following functions are among the key responsibilities and duties of the Compensation Committee, as set forth in the charter:
•	negotiate, and recommend for approval by the Board, definitive employment and related agreements with the Chief Executive Officer of the Company;
•	in conjunction with the Chief Executive Officer, negotiate and recommend for approval by the Board, definitive employment agreements with other executive officers;
•	based on input from all directors, establish both general and specific goals and objectives for the Company which are relevant to the compensation of the Chief Executive Officer;
•
in consultation with the Chief Executive Officer, establish both general and specific goals and objectives for the Company which are relevant to the compensation of any other executive officers, if applicable;

•
as required under the terms of any definitive employment agreement(s) with the Chief Executive Officer and any other executive officers, establish target compensation levels based on the established goals and objectives;

•
following the end of each fiscal year, evaluate the Chief Executive Officer based upon performance in relation to established goals and objectives, and approve annual and long-term compensation for such individual, taking various factors into account, including, at the discretion of the Compensation Committee, terms and conditions of employment, expectations of future contribution to the Company, consideration of the Company’s performance and shareholder return, the value of similar incentive awards to the similar position in similar companies, applicable tax laws, and other factors deemed relevant by the Compensation Committee;

•
following the end of each fiscal year, in consultation with the Chief Executive Officer, evaluate any other executive officers based on performance in relation to established goals and objectives, and approve annual and long-term compensation for such individuals, taking various factors into account at the discretion of the Compensation Committee, including terms and conditions of employment, expectations of future contribution to the Company, consideration of the Company’s performance and shareholder return, the value of similar incentive awards to similar positions in similar companies, applicable tax laws, and other factors deemed relevant by the Compensation Committee;

•
determine the types of awards or grants made to each participant of the Company’s incentive compensation plans and the terms, conditions and limitations, including performance goals, applicable to each award and grant, as well as to determine if such terms, conditions and limitations, including performance goals, have been satisfied;

•	interpret the Company’s incentive compensation plans and, as needed, grant waivers of restrictions thereunder;
•
review and recommend for approval by the Board and pursuant to the Company’s incentive compensation plans, any amendments to such incentive compensation plans as may be deemed appropriate by the Compensation Committee;

•	review and recommend for approval by the Board any new incentive compensation plans as may be deemed appropriate from time to time by the Compensation Committee;
•
adopt such rules and regulations as the Compensation Committee may deem necessary or appropriate in keeping with the objectives of the Company’s incentive compensation plans and in keeping with compliance of applicable regulatory codes;

•	review and discuss with Company management the Company’s annual compensation discussion and analysis, and if appropriate, recommend its inclusion in the Company’s annual proxy statement;
•	issue the report of the Compensation Committee for inclusion in the Company’s annual proxy statement;
•	review and recommend to the Board appropriate compensation for members of the Board and its committees;
•	review and evaluate annually the adequacy of the Compensation Committee charter and report to the Board thereon;
•	review and evaluate annually the performance of the Compensation Committee and report to the Board thereon.
The Compensation Committee Process
Committee Meetings
The Compensation Committee meets at least as often as necessary to perform its duties and responsibilities and works with management to establish the agenda for each meeting. The Compensation Committee held three meetings and took action by unanimous written consent two times during fiscal year 2008 and has held one meeting, and taken action by unanimous written consent on one occasion, so far during fiscal year 2009.
The Compensation Committee typically meets at least annually with our Chief Executive Officer and, where appropriate and as needed, other management, legal counsel and other outside advisors. The Compensation Committee also meets as needed in executive sessions without management, including at least annually, to evaluate the performance of our Chief Executive Officer and any other executive officers, to determine their non-equity incentive compensation and/or discretionary bonuses for the prior fiscal year. The Compensation Committee will also meet as necessary in connection with establishing or negotiating the parameters of any new employment or other compensation agreements with our executive officers.
The Compensation Committee typically receives and reviews materials in advance of each meeting. These materials include information that our management believes will be helpful to the Compensation Committee, as well as materials that the Compensation Committee has specifically requested. Depending on the agenda for the particular meeting, this information may include:
•	financial reports on year-to-date performance versus prior year performance;
•	the Chief Executive Officer’s proposals for salary, non-equity incentive compensation and/or discretionary bonuses and long-term incentive compensation for himself and any other executive officers;

•
materials setting forth the total compensation of the Chief Executive Officer and any other executive officers, including base salary, cash incentives, vested and unvested equity awards, value of benefits and perquisites, and amounts payable to these executives upon voluntary or involuntary termination or following a change-in-control of the Company; and

•	reports from compensation consultants engaged by the Compensation Committee in connection with the negotiation of any executive employment agreements, as applicable.
Role of the Executive Committee
Pursuant to the charter of the Executive Committee of the Board of Directors, such committee, among other duties and responsibilities, designates the Company’s “executive officers” for purposes of disclosures required by the SEC. In this respect, the members of the Executive Committee consider the definition of “executive officer” in Rule 3b-7 of the Exchange Act, and based on their knowledge and familiarity of the Company, its operations, and members of the Company’s management team, as well as input from the Company’s Chief Executive Officer, determine in their best business judgment which individuals have responsibilities and perform at the “executive officer” level in accordance with the meaning and intent of Rule 3b-7 of the Exchange Act. For the fiscal year ended March 31, 2008, the Executive Committee designated Joe R. Davis, Chairman of the Board and Chief Executive Officer, and Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary, as the Company’s “executive officers”.
Management’s Role in the Compensation-Setting Process
The Chief Executive Officer of the Company plays a key role in the executive compensation-setting process. The most significant aspects of his role are:
•	recommending annual base salary and non-equity incentive compensation and discretionary bonus levels and equity compensation for himself and any other executive officers of the Company;
•	recommending business performance targets and objectives for approval by the Compensation Committee in connection with incentive compensation plans; and
•	evaluating other executive officer performance.
Compensation Consultants
In connection with the negotiation in fiscal 2006 of a long-term employment agreement with Mr. Davis to serve as Chief Executive Officer of the Company, the Compensation Committee retained the advisory services of Pearl Meyer & Partners (“Pearl Meyer”), a nationally recognized executive compensation consulting firm. Subsequent to that time, the Compensation Committee informally consulted with Pearl Meyer from time-to-time on various matters. In connection with the negotiation of the May 2008 long-term employment agreement with Mr. Davis to serve as Chief Executive Officer of the Company (see “Overall Compensation Philosophy and Policies — Employment Agreements with Joe R. Davis” below), the Compensation Committee retained the advisory services of Cogent Compensation Partners, Inc. (“Cogent”), an executive compensation consulting firm. Specifically, Cogent was retained by the Compensation Committee to, among other things, review the Chief Executive Officer’s proposed employment agreement and provide independent assessment of the proposal related to market practices. Cogent also reviewed the Company’s existing Long-Term Incentive Plan, as amended, and provided recommendations related to the creation of a new annual incentive plan that would comply with the requirements of Code Section 162(m). Both of these compensation consultants were independent of the Company, reported directly to the Compensation Committee and had no other business relationships with us other than to assist the Compensation Committee with the executive compensation process described above.
Overall Compensation Philosophy and Policies
Our compensation philosophy regarding members of the Board and the Company’s executive officers is to maintain compensation policies which align compensation with the Company’s overall business strategy, values and management initiatives. The policies are intended to (1) reward individuals for long-term strategic management and enhancement of shareholder value; (2) support a performance-oriented environment that rewards achievement of internal Company goals and recognizes the Company’s performance compared to the performance of similarly situated companies; (3) attract and retain individuals whose abilities are considered essential to the long-term future and competitiveness of the Company; and (4) align the financial interests of the Company’s directors and executive officers with those of the shareholders.

As a way to ensure that all parties have a clear “meeting of the minds”, as well as to assure that the objectives of our compensation philosophy are best able to be achieved, it has been our practice to enter into employment agreements with our executive officers.
Employment Agreements with Joe R. Davis
Employment Agreement dated February 13, 2006
We entered into an employment agreement with Joe R. Davis on February 13, 2006 (the “Original Employment Agreement”) to serve as our Chief Executive Officer through March 31, 2011. Key compensation provisions of the Original Employment Agreement pursuant to which Mr. Davis was compensated in fiscal 2008 (and for a portion of fiscal 2009) included the following:
•	Base annual salary of $750,000;

•
Annual non-equity incentive compensation, which for fiscal 2008, was determined based on a percentage equal to 3 times the percentage increase in diluted earnings per share of the Company from fiscal 2007 to fiscal 2008, multiplied by $750,000, with a maximum non-equity incentive compensation award possible of $750,000;

•
A one-time grant of options in February 2006 to acquire 300,000 shares of the Company’s Common Stock at an exercise price of $50.90 per share, such options vesting at the date of grant but with restrictions on Mr. Davis’ ability to sell the shares of Common Stock acquired upon exercise of the options until certain future dates or events;

•
An annual grant of restricted stock unit awards (issuable in shares of the Company’s Common Stock) equal to the greater of (i) 12,500 shares of the Company’s Common Stock or (ii) the number of shares of the Company’s Common Stock determined by dividing a dollar number determined by the Compensation Committee (but no less than $500,000) by the Company’s Common Stock price on the date of grant, with such grants awards for vesting ratably through March 31, 2011 but in no event over a period of less than three years, subject to immediate vesting upon certain dates or events depending upon the circumstances resulting in the termination of Mr. Davis’ employment;

•
Immediate vesting in February 2006 of previously granted options to acquire a total of 300,000 shares of the Company’s Common Stock at prices ranging from $14.75 to $53.25 (average of $44.55) per share, subject to certain restrictions on Mr. Davis’ ability to sell the shares of Common Stock acquired upon exercise of the immediately vested options until certain future dates or events and certain severance benefits.

The final terms of the Original Employment Agreement principally reflected an agreement between the parties after a series of negotiations and not pursuant to any specific benchmarks.
Employment Agreement dated May 22, 2008
In February 2008, Mr. Davis approached the Compensation Committee about renegotiating various terms of his Original Employment Agreement and delivered to its members a proposal with the basic terms of a new employment agreement. Mr. Davis’ primary motivation for negotiating a new employment agreement was to secure the Company’s long-term commitment to employ him as its Chief Executive Officer, including following a change in control of the Company, with additional equity-incentives and the ability to obtain higher non-equity compensation awards based on the Company’s overall performance. In connection with his request, the Compensation Committee engaged Cogent to assess Mr. Davis’ proposal, review the competitive landscape, and assist generally in negotiating the terms of such employment agreement. In reviewing the competitive landscape, at the request of the Compensation Committee, Cogent performed two analyses. First, they reviewed published compensation surveys of similarly sized general industry companies to assess the competitiveness of salary and total cash compensation. The published survey source was Watson Wyatt Worldwide 2007/2008 Executive Compensation Survey, a widely recognized resource for such information. Cogent’s findings from this analysis showed the proposed total cash compensation for Mr. Davis would be positioned just below the 75th percentile for companies of similar revenue size.

The second analysis focused on 38 similarly-situated public companies, in various industries with median revenues of $1.2 billion, whose current chief executive officers were founders, had a long-term tenure with the Company and were perceived as driving forces behind the historical and continued success of their companies. Cogent’s findings related to this analysis showed that the proposal positioned the Chief Executive Officer’s total direct compensation (salary plus bonus plus long-term incentives, just below the 75th percentile of that referenced group. (See additional information regarding stock option value analysis under “Components of Executive Compensation — Equity Incentive Compensation Awards”). Based on the recommendations and data provided by Cogent, the Compensation Committee negotiated with Mr. Davis to reach an overall compensation package that the Compensation Committee believed was reasonable, competitive and in the best interests of the Company and its shareholders.
In connection with such negotiations, the Compensation Committee sought to achieve a reasonable and competitive balance of current compensation in cash (salary), equity incentive compensation (restricted stock unit and stock option awards) and annual non-equity incentive compensation based on defined performance goals. Each of these components is discussed in greater detail below in “Components of Executive Compensation.” The final terms of the New Employment Agreement principally reflect an agreement between the parties after a series of negotiations over a period of several months that the Compensation Committee believes is within market norms based on input from Cogent for similarly-situated companies, but not pursuant to any specific benchmarks, taking into account (i) Mr. Davis’ role as founder and Chief Executive Officer of the Company since its inception and the growth and profitability of the Company during his tenure, (ii) the importance of Mr. Davis to the Company’s long-term growth strategy, particularly his reputation in the industry and ability to evaluate possible acquisition candidates, (iii) nominal current benefits and perquisites and no post-retirement benefits, (iv) selected data, analysis and information on current compensation trends and strategies provided by Cogent, (v) the terms of the Original Employment Agreement, and (vi) Mr. Davis’ agreement not to compete or interfere with the Company’s business during his employment and for one year after termination of his employment, unless such termination occurs during the three year period following a change in control, as discussed below.
As a result of the foregoing process, we entered into a new employment agreement with Mr. Davis on May 22, 2008 (the “New Employment Agreement”) to serve as our Chief Executive Officer, replacing and superseding the Original Employment Agreement, as well as that certain Change in Control Agreement dated July 25, 2000, as amended, between the Company and Mr. Davis.
The New Employment Agreement became effective upon its execution and will remain effective until May 22, 2013, provided that thereafter it will be automatically extended for five (5) consecutive one (1) year terms unless the Company provides ninety (90) days’ notice to Mr. Davis that the New Employment Agreement will not be extended. Notwithstanding the foregoing, the employment period under the New Employment Agreement is set to expire on the tenth anniversary of its effective date, or May 22, 2018, unless otherwise terminated earlier in accordance with its terms. Key compensation provisions of the New Employment Agreement pursuant to which Mr. Davis has been compensated since its adoption are as follows:
•	Base annual salary of not less than $750,000, subject to an annual review by our Board;

•
Eligibility to participate in the Annual Bonus Plan, subject to shareholder approval, with an annual target bonus award level equal to 100% of his annual base salary for a stated performance period, determined by reference to certain performance measures set by the Compensation Committee. The maximum bonus that may be earned pursuant to such award, subject to achievement of the stated performance measures, is 225% of Mr. Davis’ annual base salary base, except that if the Company experiences year-over-year earnings decline during the performance period, Mr. Davis will not be entitled to earn a bonus thereunder.

•
A one-time grant of options to purchase 450,000 shares of the Company’s Common Stock at an exercise price equal to the stock’s closing price on the date of grant ($56.82 per share), vesting in annual increments of 20% over five years;

•
Annual grants of restricted stock unit awards on April 1, 2009 and April 1, 2010 of at least 12,500 shares each or such greater number as may be determined by dividing a number determined by the Compensation Committee, which shall not be less than $500,000, by the stock price, vesting over a period of no greater than five (5) years and no less than three (3) years and certain severance benefits as discussed below.

Under the terms of his employment agreement, Mr. Davis is subject to a confidentiality covenant that will survive his termination of employment, and he may not compete or interfere with the Company’s business during his employment and for one year period thereafter unless Mr. Davis is terminated during the three year period following a change in control as discussed below. Mr. Davis’ employment agreement was negotiated and approved by the Compensation Committee.

Employment Agreement with Jon C. Biro
The Company entered into an employment agreement (and related change in control agreement) with Jon C. Biro, effective as of January 14, 2008, to serve as our Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary through August 31, 2013, unless terminated earlier pursuant to its terms. Key compensation provisions of Mr. Biro’s employment agreement pursuant to which Mr. Biro was compensated for a portion of fiscal 2008 (and in fiscal 2009) include the following:
•	Base annual salary of $250,000;

•
Annual discretionary bonus based principally on Mr. Davis’ judgment of Mr. Biro’s performance and contribution to the Company, but nevertheless subject to the review and approval of the Compensation Committee or the Board;

•
An initial grant of options to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $40.99 per share, vesting ratably over a five year period through January 14, 2013 and certain severance benefits as discussed below.

Under the terms of his employment agreement, Mr. Biro is not permitted to compete or interfere with the Company’s business during his employment and for one year thereafter (generally regardless of the circumstances resulting in Mr. Biro’s termination of employment). The terms of the employment agreement were negotiated between Mr. Biro and Mr. Davis and were approved by the Compensation Committee, with the Compensation Committee principally basing their approval on the recommendation of Mr. Davis that such agreement was in the best interests of the Company and should be approved to fill the vacancy of the Chief Financial and Accounting Officer.
Employment Agreement with G. Christopher Colville
We entered into an employment agreement with G. Christopher Colville on March 1, 2002 to serve as our Executive Vice President, Chief Financial and Accounting Officer and Secretary. Mr. Colville resigned from the Company effective June 30, 2007. Key compensation provisions of Mr. Colville’s employment agreement pursuant to which he was compensated for a portion of fiscal 2008 included the following:
•	Base annual salary of $250,000;

•
Annual discretionary bonus based principally on Mr. Davis’ judgment of Mr. Colville’s performance and contribution to the Company, but nevertheless subject to the review and approval of the Compensation Committee;

•	An initial grant of options to purchase 200,000 shares of the Company’s Common Stock at a price of $18.62, vesting ratably over a five year period through March 1, 2007;

•
An annual grant of options to purchase 25,000 shares of the Company’s Common Stock at market price on the date of grant, each grant vesting ratably over a five year period from the date of grant and certain severance benefits.

Under the terms of his employment agreement, Mr. Colville is not permitted to compete or interfere with the Company’s business through June 30, 2008.
Components of Executive Compensation
The primary components of our executive compensation programs are annual base salaries, annual non-equity incentive compensation and discretionary cash bonuses and long-term equity incentive compensation. Under our current compensation structure, the Compensation Committee has not specifically allocated the mix of base salary, non-equity incentive compensation, discretionary cash bonuses and long-term equity compensation as targeted percentages of total compensation. There are no indirect or deferred compensation components to our executive compensation programs, other than limited perquisites available generally to all employees of the Company. The Compensation Committee does not use benchmarking to set any components of executive compensation. However, the Compensation Committee may from time to time review publicly available information to evaluate compensation for its executive officers.

Base Salary
The base salary paid to our named executive officers in fiscal 2008 is set forth in the following table:

2008 Base Salary

Joe R. Davis, Chief Executive Officer	$750,000

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary(1)	$54,348

G. Christopher Colville, Former Executive Vice President, Chief Financial and Accounting Officer and Secretary(2)	$62,500

(1)	Mr. Biro’s annual base salary is $250,000, prorated based on the commencement date of his employment on January 14, 2008.

(2)	Mr. Colville resigned effective June 30, 2007. His annual base salary was $250,000, prorated based on the termination date of his employment.
Each of these amounts were determined and paid in accordance with the respective employment agreements of such executive officers in effect during such period, as previously discussed.
The annual base salary paid currently to Mr. Davis did not change in his New Employment Agreement. However, the Compensation Committee will now have the flexibility to review such base salary annually to ensure that it remains competitive.
Annual Non-Equity Incentive Compensation Awards/Discretionary Bonuses
The non-equity incentive compensation awards and discretionary cash bonuses for fiscal 2008 (Mr. Davis and Mr. Biro’s bonus amounts paid in fiscal 2009) to our named executive officers are set forth in the following table:

	Non-Equity
	Incentive	Discretionary
	Award	Bonus	Total

Joe R. Davis, Chief Executive Officer	$604,110	$145,890	$750,000

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary	—	$26,712	$26,712

G. Christopher Colville, Former Executive Vice President, Chief Financial and Accounting Officer and Secretary(1)	—	$100,000	$100,000

(1)	Mr. Colville resigned effective June 30, 2007.
As discussed above, Mr. Davis’ Original Employment Agreement provided for a non-equity incentive award based on a multiple of the percentage growth in the Company’s diluted earnings per share from the prior fiscal year and was calculated for fiscal 2008 as follows:

2008 diluted earnings per share	$4.63
2007 diluted earnings per share	$3.65

Percentage increase in diluted earnings per share	26.8%
Multiple per employment agreement	3

Earned award percentage (not greater than 100%)	80.5%
2008 award potential	$750,000

2008 non-equity incentive award	$604,110

In addition, the Compensation Committee received from Mr. Davis a summary of accomplishments of the Company which, in Mr. Davis’ opinion, merited a supplemental, discretionary bonus beyond what was measurable in terms of diluted earnings per share growth as contemplated in his Original Employment Agreement. The Compensation Committee took these accomplishments under advisement and, in conjunction with a recommendation from Mr. Davis, approved a supplemental bonus of $145,890 to Mr. Davis for his performance and contributions to the Company in fiscal 2008, payable in fiscal 2009.

In connection with the negotiation of Mr. Davis’ New Employment Agreement, Mr. Davis requested a non-equity incentive award that would provide him with the ability to earn bonuses in excess of his annual base salary, depending on the achievement of certain performance measures established by the Compensation Committee. With the assistance of Cogent, the Compensation Committee developed a new non-equity incentive program utilizing cash bonuses to reward the achievement of both long- and short-term positive performance. It was critically important to the Compensation Committee that positive results inuring to the benefit of our shareholders drive the bonus potential, and that such payments be deductible to the Company, which would also benefit our shareholders. Based on these goals, the Compensation Committee adopted the Annual Bonus Plan, which has been submitted to the shareholders at this Annual Meeting for approval. See “Proposal 2 — To Approve the Consolidated Graphics, Inc. Annual Incentive Compensation Plan.”
The non-equity incentive compensation award granted to Mr. Davis under the Annual Bonus Plan and pursuant to the terms of the New Employment Agreement is conditioned on the achievement of certain performance measures intended to comply with Code Section 162(m), which would allow such payments to be deducted by the Company. Specifically, the Compensation Committee established various target levels of earnings per share growth pursuant to which Mr. Davis could earn between 50% to 150% of his annual base salary. Then, depending on achievement of various established target levels of return on equity, his potential bonus would be subject to an upward or downward adjustment based on a multiplier ranging from 0.5X to 1.5X. By linking these performance measures in calculating the Chief Executive Officer’s potential annual bonus, the Compensation Committee believes that Mr. Davis interests will be aligned with those of our shareholders because it will cause the executive to focus on long-term capital management, and not solely on maximizing short-term results. Moreover, the established target level ranges for earnings growth and return on equity provide the Company with a simple, self-adjusting formula that will not require the target levels to be set each year. Mr. Davis’ targeted annual bonus award is equal to 100% of his annual base salary but, depending on the growth of the Company’s earnings per share and the Company’s return on equity, Mr. Davis would have the ability to earn a bonus equal to 225% of his annual base salary, which the Compensation Committee believes is reasonable and competitive. If, however, the Company has a year-over-year decline in earnings, Mr. Davis would not earn a bonus under such award.
Mr. Biro’s and Mr. Colville’s bonus compensation were principally based on the recommendation of Mr. Davis based on his judgment of their performance and contribution to the Company during the portion of the fiscal 2008 year that they were employed by the Company. Mr. Biro’s bonus was paid in fiscal 2009.
Equity Incentive Compensation Awards
The Compensation Committee believes that equity incentive compensation is one of the most effective means of creating a link between the compensation provided to our executive officers and gains realized by our shareholders. Specifically, such compensation is viewed as an effective incentive vehicle because:
•
equity incentive compensation helps to align the interests of our executive officers with those of the Company’s shareholders, foster executive officer stock ownership, and contribute to the focus of the executive officers on increasing value for the Company’s shareholders; and

•	the vesting period encourages retention of the executive officers.
The Company does not have any program, plan or obligation to grant equity compensation to executive officers, other than grants set forth in the executive officers’ employment agreements, or to our directors on specified dates. However, our Compensation Committee follows a policy of not granting equity incentives when material non-public information exists that may affect the short-term price of our common stock.

The equity incentive compensation awards granted to our named executive officers under our Long-Term Incentive Plan, as amended (the “Incentive Plan”) during fiscal 2008 were as follows:

			2008 Restricted
	2008 Stock Option Awards		Stock Unit Awards	Grant Date
	Shares	Exercise Price	Shares	Fair Value (1)

Joe R. Davis, Chief Executive Officer	—	—	12,500	$919,750

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary	50,000	$40.99	—	$912,800

G. Christopher Colville, Former Executive Vice President, Chief Financial and Accounting Officer and Secretary(2)	—	—	—	—

(1)
The grant date fair value is computed in accordance with SFAS No. 123(R), based on the closing market price of our Common Stock ($73.58) on the date of grant in the case of restricted stock unit awards granted to Mr. Davis and a closing market price of our Common Stock ($40.99) on the date immediately prior to the date of grant in the case of Mr. Biro.

(2)	Mr. Colville resigned effective June 30, 2007.
As discussed above, all of the equity compensation grants received by our executive officers during fiscal 2008 were awarded in connection with the terms of such individual’s employment agreements then in effect. No discretionary grants of equity-based compensation were made in fiscal 2008 to either of the executive officers.
In connection with the negotiation of Mr. Davis’ New Employment Agreement, Mr. Davis also proposed the issuance of additional equity incentive compensation in the form of a significant stock option grant, which would be in addition to the restricted stock unit award grants in the Original Employment Agreement. The Compensation Committee determined, after consultations with Cogent, that Mr. Davis’ continued employment as Chief Executive Officer for the long-term was integral to the Company’s success and as such he merited a new equity incentive award. In order to evaluate the appropriateness of such an award, the Compensation Committee asked Cogent to review the value of the award based on the relevant competitive landscape. Cogent’s analysis reviewed the total value of the award and calculated the annual value over the initial five year term of the proposed employment agreement, and compared that to the annual value of long-term incentives granted to chief executive officers of similarly-situated public companies. Cogent determined that the annual value of such award over such five year period was positioned near the market median of equity grants made to founding chief executive officers of such public companies. Based on Cogent’s findings and following a series of discussions with Mr. Davis, the Compensation Committee agreed to grant Mr. Davis an option to purchase 450,000 shares of the Company’s stock price, at an exercise price equal to the closing stock price on the date of grant, subject to 20% vesting over a five-year term, consistent with the Company’s past practice. The five-year vesting schedule will further our goal of encouraging the retention of our executive officers, including our Chief Executive Officer through the initial term of his New Employment Agreement.
Additional Benefits Pursuant to Employment Agreements
The employment agreements entered into with our executive officers, Messrs. Davis and Biro, entitle such individuals to participate in the health and welfare benefit programs we make generally available to our other employees during their employment with us and, in certain cases discussed below, following their separation from the Company.
Severance, Death and Disability Benefits for Current Executive Officers
Our philosophy is to provide certain severance benefits to our executive officers through the terms and conditions of their employment agreements, generally as protection for such individuals against the unexpected loss of income and benefits in the event we terminate them without “cause” or they resign for “good reason”, as such terms are defined in the respective employment agreements. We also provide certain benefits to our executive officers under their employment agreements in the event that their termination results from death or disability.

In respect of Mr. Davis, the New Employment Agreement will terminate on the first to occur of May 22, 2018 or on his death, disability or resignation or termination by us. If the New Employment Agreement terminates because of Mr. Davis’ death, disability or his resignation for good reason or termination by us without cause, and such termination does not occur during the three year period following a change in control (please see “Change in Control” below), then we will be obligated to deliver to Mr. Davis (or his estate) (i) a lump sum payment in an amount equal to four (4) times his annual base salary in effect immediately prior to the termination and (ii) an amount equal to his bonus earned under the Annual Bonus Plan for the fiscal year in which the termination occurs based on the attainment of applicable performance goals for such bonus, prorated based on the number of days he was employed during the fiscal year. These payment amounts reflect a change from Mr. Davis’ prior employment agreement which provided for payment of an amount equal to base salary through March 31, 2011 plus bonus payable for the year of termination. This change is a result of a recent reversal of the Internal Revenue Service’s position, as set forth in Revenue Ruling 2008-13, regarding an employer’s tax deductibility of bonus compensation that is (i) intended to be “performance-based” under Section 162(m) of the Code and (ii) paid for any reason other than death, disability, change in control or attainment of performance goals. Assuming the Annual Bonus Plan is approved by shareholders, the Company anticipates that the changed formula, which requires that performance goals be satisfied with respect of the bonus component, will generally preserve the federal income tax deductibility of bonus payments under Section 162(m) of the Code. In addition, we will be required to (i) accelerate vesting of any unvested equity awards held by Mr. Davis and (ii) remove all restrictions on equity awards held by him, whether or not exercised before or after such termination date.
If Mr. Davis’ employment is terminated for cause or he resigns without good reason, he will be entitled to payment of his annual base salary through the termination date, as well as payment of any other amounts owed to him as of such date. Furthermore, any unvested awards shall be cancelled or forfeited on the termination date, and all sales restrictions on equity awards held by Mr. Davis will remain in place and will only be removed in accordance with the terms of such awards.
In respect of Mr. Biro, should he be terminated without cause or resign for good reason, then he will be entitled to continuation of his monthly salary in effect immediately prior to such termination and receive benefits under the Company’s welfare plans at its expense (other than costs payable by him as a participant) for a one-year period, plus should he resign for good reason, die or become disabled, then he (or his estate) will be entitled to immediate vesting of any outstanding equity compensation awards and release of any restrictions thereon, as well as delivery or payment of other awards granted to him prior to such event.
If Mr. Biro’s employment is terminated due to his death or disability, he resigns without good reason or is terminated for cause, he will be entitled to payment of his annual base salary through the termination date, as well as payment of any other amounts owed to him as of such date.
Based on a hypothetical termination event, other than a termination in connection with a change in control, obligating us to provide the maximum severance benefits possible and a hypothetical termination date of March 31, 2008, the estimated severance benefits for our current named executive officers are set forth in the table below. The actual amounts to be paid or incurred can only be determined at the time of such executive’s actual separation from the Company.

						Fair Market
					Healthcare and	Values of
					Other	Accelerated
					Insurance	Equity
	Base Salary		Bonus		Benefits	Compensation(4)	Total

Joe R. Davis, Chief Executive Officer(1)	$3,000,000	(2)	$750,000	(2)	—	$1,085,969	$4,835,969

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary	$250,000	(3)	—		$3,678	$753,000	$1,006,678

(1)
The severance benefits are calculated based on the terms of Mr. Davis’ New Employment Agreement, assuming that such agreement had been in effect on March 31, 2008 and that he was entitled to the payment of a bonus under the Annual Bonus Plan equal to his targeted bonus award of 100% of annual base salary.

(2)	Payable in lump sum payments.

(3)	Payable in twelve monthly installments of $20,833 each.

(4)
Determined based on the closing price of the Company’s Common Stock ($56.05) on March 31, 2008 and, for Mr. Davis, accelerated vesting of 19,375 restricted stock units and, for Mr. Biro, accelerated vesting of an option to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $40.99 per share. This table does not, however, include the accelerated vesting of an option granted to Mr. Davis subsequent to March 31, 2008 to purchase 450,000 shares of the Company’s Common Stock at an exercise price of $56.82 per share.

Retirement Plans
We maintain a 401(k) plan pursuant to which our named executive officers may contribute. We do not make any matching or discretionary contributions on behalf of our executive officers.
Change in Control
Our executive officers have been materially responsible for building our Company into the successful enterprise it is today, and will continue to be vital to its future success, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of our executive officers should be aligned with our shareholders, and providing change in control benefits should eliminate, or at least reduce, their reluctance to pursue potential change in control transactions that may be in the best interests of shareholders. Each of our executive officers, Mr. Davis and Mr. Biro, has entered into written employment and change in control agreements generally providing certain assurances of continued employment following a change in control of the Company or, alternatively, change in control termination benefits.
A “change in control” will generally be deemed to have occurred on any of the following: (1) a merger or consolidation of our Company with any other entity that results in less than a majority of the combined voting power of our then outstanding voting securities (or of such other legal entity) immediately after such transaction being held in the aggregate by holders of our voting securities immediately prior to such transaction or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other; (2) the sale of all or substantially all of our assets to another person or entity, of which less than a majority of the combined voting power of the then outstanding voting securities of such other person or entity is held in the aggregate by the holders of voting securities of the Company immediately prior to such sale or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other; (3) the dissolution or liquidation of our Company; (4) any person or entity together with its affiliates becoming, directly or indirectly, the beneficial owner of voting securities representing 50% or more, in the case of Mr. Biro, or 20% or more, in the case of Mr. Davis, of the total voting power of the then outstanding voting securities of our Company or (5) with certain exceptions, if in a one year period individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority of the directors of the Company.
The current employment and change in control agreements for Messrs. Davis and Biro provide each of them with certain employment and minimum compensation rights for three years, in the case of Mr. Davis, and two years, in the case of Mr. Biro, following the occurrence of a change in control of the Company. Termination benefits will be paid following a change in control, in the case of Mr. Davis, upon his death or disability, his resignation for good reason or his termination by the Company without cause and, in the case of Mr. Biro, upon his death, his resignation under certain circumstances or his termination by the Company without cause, as set forth in their respective agreements. The cash components of any change in control termination benefits for our executive officers would be paid in lump-sum amounts based on multiples of their respective highest paid annual base salaries (as set forth in their respective employment and change in control agreements) plus, in the case of Mr. Davis, a lump sum amount equal to his then targeted bonus award, prorated for any partial year based on the number of days he was employed during such year. Specifically, Mr. Davis (or his estate) would be entitled to the aggregate base salary he would have received from the termination date through May 22, 2018, but in no event less than six (6) times such annual base salary, and Mr. Biro would be entitled to two (2) times his base salary.
These payment amounts reflect a change from Mr. Davis’ prior agreements which provided for payment of an amount equal to three times annual base salary plus three times the most recent bonus paid or owed to the executive. The Company believes that such payments will be deductible under Revenue Ruling 2008-13, because they are contingent upon the occurrence of a change in control. Assuming that the Annual Bonus Plan is approved by shareholders, the Company anticipates that the changed formula will generally preserve the federal income tax deductibility of bonus payments under Section 162(m) of the Code.
Additional change in control termination benefits under their current agreements include continuation of health and other insurance benefits (or a lump-sum payment in lieu thereof) for up to three years, in the case of Mr. Davis, and up to two years, in the case of Mr. Biro, and immediate vesting of all previously granted but not as yet vested equity awards held by them, removal of any restrictions on all previously granted equity awards and payment or delivery of other awards granted to them prior to the termination.

Mr. Davis’ New Employment Agreement also provides for immediate vesting of equity awards held by him and the removal of restrictions on previously granted equity awards immediately prior to the occurrence of a change in control in certain circumstances, as well as immediate vesting of all stock options granted to him upon certain trigger dates, which generally means the third business day immediately preceding (i) the expiration date of a tender or exchange offer by any person (with certain exceptions) pursuant to which such person would be the beneficial owner of 10% or more of the Company’s common stock or (ii) the record date for determining shareholders entitled to notice of and to vote at an annual or special meeting of shareholders at which at least two persons are standing or have been nominated for election as directors of the Company that were not approved by a vote of at least two-thirds of the members of the Board then in office, with certain exceptions.
Furthermore, with respect to Mr. Davis, if his employment is terminated for any reason during the three year period following a change in control, the non-competition and non-solicitation covenants in his New Employment Agreement will terminate upon the termination date.
In addition, the executive officers would be paid a tax gross-up for any excise taxes imposed by Section 4999 of the Code.
Based on a hypothetical change in control event obligating us to provide the maximum change in control termination benefits possible and a hypothetical change in control date of March 31, 2008, the change in control termination benefits for our current named executive officers are set forth below. The actual amounts to be paid or incurred can only be determined at the time of such executive’s actual separation from the Company.

			Healthcare	Fair Market
			and	Values of
			Other	Accelerated
	Base		Insurance	Equity	Tax
	Salary	Bonus	Benefits	Compensation(2)	Gross-Up	Total

Joe R. Davis, Chief Executive Officer(1)	$7,500,000	$750,000	$11,645	$1,085,969	$3,543,181	$12,890,795

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary	$500,000	—	$7,355	$753,000	$262,891	$1,523,246

(1)
The change in control termination benefits are calculated based on the terms of Mr. Davis’ New Employment Agreement, assuming that such agreement had been in effect on March 31, 2008 and that he was entitled to the payment of a bonus under the Annual Bonus Plan equal to his targeted bonus award of 100% of annual base salary.

(2)
Determined based on the closing price of the Company’s Common Stock ($56.05) on March 31, 2008 and, for Mr. Davis, accelerated vesting of 19,375 restricted stock units and, for Mr. Biro accelerated vesting of an option to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $40.99 per share. This table does not, however, include the accelerated vesting of an option granted to Mr. Davis subsequent to March 31, 2008 to purchase 450,000 shares of the Company’s Common Stock at an exercise price of $56.82 per share.

Perquisites and Other Benefits
The Compensation Committee reviewed perquisites provided to our executive officers in 2008. There were no perquisites in 2008 requiring disclosure pursuant to applicable SEC rules.
Effect of Internal Revenue Code Section 162(m)
Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation. For fiscal 2008, the non-deductible compensation expense attributable to Joe R. Davis, our Chief Executive Officer, is $1,190,950, representing the aggregate of Mr. Davis’ annual base salary, equity and non-equity based incentive compensation and his 2008 discretionary bonus in excess of the $1 million limit.
Effect of SFAS 123(R)
Under SFAS 123(R), the Company is required to record stock compensation expense related to unvested equity awards based on fair value at date of grant. As a result, it is possible that the Company will incur compensation expense for equity awards that are never realized by a grantee due to changes in value subsequent to the date of grant.

Our policies regarding trading in our securities by our executive officers
The Company has in effect a written Insider Trading Policy, which is applicable to all employees and non-employee directors. The policy forbids trading in our securities at any time in which any such individual is in possession of material non-public information. In addition, irrespective of whether the individual is in possession of material non-public information, the policy prohibits trading by our executive officers and directors, among others, at any time that the Company has closed its trading window. One effect of the trading window is to significantly limit the period of time in any given year in which trading in our securities may be undertaken by the Company’s executive officers and directors. The Company does not have a written policy concerning share ownership by executive officers or directors.
Conclusion
Based upon its review of our overall executive compensation program, the Compensation Committee believes our executive compensation program, as applied to our executive officers, is appropriate and is necessary to reward such individuals who are essential to our continued development and success, to compensate them for their contributions and to enhance shareholder value. The Compensation Committee believes that the total compensation opportunities provided to our executive officers creates a commonality of interest and alignment of our long-term interests with those of our shareholders.
REPORT OF THE COMPENSATION COMMITTEE
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
This report is furnished by the Compensation Committee of the Board of Directors.
The Compensation Committee members:           Larry J. Alexander, Chairman           Hugh N. West, M.D.
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee shall not be deemed to be filed with the SEC or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

2008 Summary Compensation Table
The table below sets forth the total compensation awarded to, earned by, or paid to our named executive officers for the fiscal year ended March 31, 2008.

						Non-Equity
				Restricted Stock	Stock Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Unit Awards(2)	Awards(2)	Compensation(1)	Compensation(3)	Total

Joe R. Davis, Chairman of the Board and Chief Executive	2008	$750,000	$145,890	$919,750	—	$604,110	$3,882	$2,423,632
Officer	2007	$750,000	$469,780	$651,500	—	$750,000	$3,169	$2,624,449

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary	2008	$54,348	$26,712	—	$87,937	—	$613	$169,610

G. Christopher Colville, Former Executive Vice President, Chief Financial and Accounting Officer	2008	$62,500	$100,000	—	—	—	$977	$163,477
and Secretary(4)	2007	$250,000	$200,000	—	$466,063	—	$3,300	$919,363

(1)	Paid June 2009 for fiscal 2008.

(2)
Amounts were calculated pursuant to SFAS No. 123(R). For financial statement reporting purposes, we determined the fair value of restricted stock unit awards and stock option awards using the closing market price of our Common Stock on the date of grant. We recognize the fair value of the award as compensation expense over the requisite service period. The amounts shown in the “Stock Option Awards” column represent the dollar amounts of the accounting expense in fiscal 2008 recognized for awards granted in prior years. The values shown in these columns are not necessarily representative of the amounts that may eventually be realized by such executive officers. Assumptions used in the calculation of these amounts are included in Note 8 to the Company’s consolidated financial statements for the year ended March 31, 2008 in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 29, 2008.

(3)	Represents employer-paid portion of health and other insurance benefits.

(4)	Mr. Colville resigned effective June 30, 2007.
Grants of Plan-Based Awards
The following table is intended to supplement our 2008 Summary Compensation Table by providing additional information on the equity and incentive compensation awards granted to our named executive officers granted under our Incentive Plan for the fiscal year ended March 31, 2008.

2008 Grants of Plan-Based Awards

All Other Option
		All Other Stock	Awards: Number of		Grant Date Fair
		Awards: Number	Securities	Exercise or Base	Value of Stock
		of Shares of	Underlying	Price of Option	and Option
	Grant Date	Stock or Units(1)	Options(2)	Awards	Awards(3)

Joe R. Davis, Chairman of the Board and Chief Executive Officer	4/1/2007	12,500	—	—	$919,750

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary	1/14/2008	—	50,000	$40.99	$912,800

G. Christopher Colville, Former Executive Vice President, Chief Financial and Accounting Officer and Secretary(4)	—	—	—	—	—

(1)
Represents a restricted stock unit award covering 12,500 shares of the Company’s Common Stock granted pursuant to Mr. Davis’ then current employment agreement, which vests in equal installments over a four-year period from the date of grant.

(2)
Represents a stock option award covering 50,000 shares of the Company’s Common Stock granted pursuant to Mr. Biro’s employment agreement, which vests in equal installments over a five-year period from the date of grant.

(3)
The grant date fair value is computed in accordance with SFAS No. 123(R), based on the closing market price of our Common Stock ($73.58) on the date of grant in the case of restricted stock unit awards granted to Mr. Davis and a closing market-price of our Common Stock ($40.99) on the date immediately prior to the date of grant in the case of Mr. Biro.

(4)	Mr. Colville resigned effective June 30, 2007.
Discussion of Summary Compensation and Plan Based Awards Tables
Our executive compensation policies and practices, pursuant to which the compensation set forth in the 2008 Summary Compensation Table and the 2008 Grants of Plan-Based Awards was paid or awarded, are described above under “Compensation Discussion and Analysis”.
Long-Term Incentive Plan
The Board and the shareholders of the Company have previously approved the adoption of our Long-Term Incentive Plan, as amended, or Incentive Plan. Pursuant to the Incentive Plan, employees and non-employee directors are eligible to receive awards consisting of stock options, stock appreciation rights (“SARS”), restricted or non-restricted stock or stock units, cash or any combination of the foregoing. To date, equity-based incentive compensation has been awarded only in the form of stock options and restricted stock units. Stock options granted pursuant to the Incentive Plan may either be incentive stock options within the meaning and subject to the provisions of Section 422 of the Code, or nonqualified stock options. An aggregate of 2,229,784 shares of Common Stock were reserved for issuance pursuant to the Incentive Plan as of March 31, 2008. Of these reserved shares, option awards covering 1,457,477 shares (with a weighted average exercise price of $36.93) and restricted stock unit awards covering 22,500 shares were outstanding, resulting in 817,307 shares being available for future awards at March 31, 2008.
The Compensation Committee administers the Incentive Plan and, subject to the provisions thereof, is authorized by the Board to (i) determine the type or types of awards made to each participant and the terms, restrictions, conditions and limitations applicable to each award, such as exercise price, vesting period, forfeiture provisions, expiration date and other material conditions, (ii) interpret the Incentive Plan, (iii) grant waivers of restrictions thereunder and (iv) adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the Incentive Plan, provided that the provisions of Section 422 of the Code governing the issuance of incentive stock options shall not be overridden.

Outstanding Equity Awards
The following table sets forth information concerning outstanding equity awards of our named executive officers granted under our Incentive Plan at March 31, 2008.
2008 Outstanding Equity Awards at Fiscal Year End

	Stock Option Awards				Restricted Stock Unit Awards
					Number of		Equity Incentive Plan	Equity Incentive Plan
	Number of	Number of			Shares or	Market Value of	Awards: Number of	Awards: Market or
	Securities	Securities			Units of	Shares or Units	Unearned Shares,	Payout Value of
	Underlying	Underlying	Option	Option	Stock That	of Stock That	Units or Other Rights	Unearned Shares, Units
	Unexercised	Unexercised	Exercise	Expiration	Have Not	Have Not	That Have Not	or Other Rights That
Name	Options	Options(1)	Price	Date	Vested(2)	Vested(3)	Vested(4)	Have Not Vested(5)
	Exercisable	Unexercisable

Joe R. Davis, Chairman of the Board and Chief Executive Officer	250,000	—	$53.25	7/27/2008	19,375	$1,085,969	37,500	$2,101,875
	300,000	—	$11.44	7/25/2010	—
	50,000	—	$19.10	7/26/2011	—
	50,000	—	$14.75	7/24/2012	—
	50,000	—	$23.00	8/4/2013	—
	50,000	—	$41.51	7/26/2014	—
	50,000	—	$50.84	2/8/2016	—
	300,000	—	$50.90	2/10/2016	—

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary	—	50,000	$40.99	1/14/2018	—	—	—	—

G. Christopher Colville, Former Executive Vice President, Chief Financial and Accounting Officer and Secretary	—	—	—	—	—	—	—	—

(1)
Mr. Biro’s unvested stock option awards vest in annual increments over a five year period commencing January 14, 2009. Mr. Colville resigned effective June 30, 2007, and his unvested stock options awards were cancelled as of such date.

(2)
Mr. Davis’ restricted stock units consist of two awards of 12,500 units each. The first award was granted on April 1, 2006, pursuant to which 10,000 units are outstanding on March 31, 2008 and is subject to a five year vesting schedule. The second award was granted on April 1, 2007, pursuant to which 12,500 units are outstanding on March 31, 2008, and is subject to a four year vesting schedule.

(3)	The market value of Mr. Davis’ restricted stock units that have not vested is based on the closing market price of our Common Stock ($56.05) on the NYSE on March 31, 2008.

(4)
Pursuant to the terms of Mr. Davis’ former and current employment agreements, he was granted a restricted stock unit award of 12,500 units on April 1, 2008 under our Incentive Plan, which vests over a three year period, and is entitled to a grant of a minimum of 12,500 restricted stock units on each of April 1, 2009 and April 1, 2010 under our Incentive Plan, vesting over periods no greater than five years and no less than three years.

(5)	The market value of Mr. Davis’ restricted stock units that had not been earned as of March 31, 2008 is based on the closing price of our Common Stock ($56.05) on the NYSE on March 31, 2008.
Option Exercises and Stock Vested
The following table sets forth information concerning the stock options exercised by and vested stock awards for our named executive officers during the fiscal year ended March 31, 2008.

2008 Option Exercises and Stock Vested

	Stock Options		Restricted Stock Units
Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized
Name	Exercise	Exercise	Vested	Upon Vesting(1)

Joe R. Davis, Chairman of the Board and Chief Executive Officer	—	—	2,500	$185,125

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary	—	—	—	—

G. Christopher Colville, Former Executive Vice President, Chief Financial and Accounting Officer and Secretary(2)	—	—	—	—

(1)	Reflects the closing market price of our Common Stock on the last trading day preceding the vesting date.

(2)	Mr. Colville resigned effective June 30, 2007.
TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Review, Approval or Ratification of Related Person Transactions
The Company has adopted a written Code of Ethics applicable to our directors and employees which sets forth the Company’s policies with respect to conflicts of interest situations, including related person transactions. Under our Code of Ethics, any conflict of interest situation must be immediately and fully disclosed to the Company, and related person transactions involving a member of the Board, an executive officer or one of their immediate family members are strictly prohibited, unless a prior waiver approving such transaction is obtained from the independent directors of the Board or a Board committee consisting of independent directors. Company management is responsible for implementing processes and controls to obtain information from members of our Board and executive officers with respect to any related person transactions, including information received pursuant to annual director and officer questionnaires we require to be completed.
The Nominating and Governance Committee, in accordance with its charter, assists the Board in overseeing procedures requiring Company management to promptly notify such Committee of any potential violations and/or waivers for related person transactions involving a member of the Board, an executive officer or one of their immediate family members. The Audit Committee, in accordance with its charter, assists the Board in overseeing the Company’s compliance with legal and regulatory requirements, including an annual review of the reasonableness of any related person transactions and adequacy of disclosure of same.
Related Person Transactions
The Company has previously entered into indemnification agreements with each director, including Mr. Davis, and an executive officer, Mr. Biro, which provide, among other things, that the Company will indemnify such persons, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as an officer or director of the Company, and otherwise to the fullest extent permitted under Texas law and the Company’s By-laws. There were no other related person transactions between the Company and any director, executive officer or immediately family member of same during the 2008 fiscal year.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
For the fiscal year ended March 31, 2008, KPMG LLP served as the Company’s independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. While the Audit Committee has not yet selected the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2009, the Company anticipates that KPMG LLP will again be selected for this purpose.
Principal Accounting Fees and Services
The following table presents fees for all professional services rendered to the Company by KPMG LLP for the years ended March 31, 2008 and 2007.

	Year Ended March 31,
	2008	2007
Audit fees (1)	$850,000	$835,000
Audit related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	$2,600	$3,000

Total	$852,600	$838,000

(1)
Audit fees: Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, for the review of the interim condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and other services that are normally provided in connection with statutory and regulatory filings. Subject to further discussions with KPMG LLP, the audit fees for the March 31, 2008 fiscal year may be adjusted up to $875,000.

(2)
Audit related fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”, specifically, additional attest services that are not required by statute or regulation.

(3)	Tax fees: Consists of fees billed for professional services related to miscellaneous tax compliance, consulting and planning.

(4)	All other fees: Consists of fees billed for online software used for accounting research by the Company.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee is responsible for, among other things, appointing, setting compensation, and overseeing the performance of the Company’s independent registered public accounting firm. As of the date of this Proxy Statement, the Audit Committee has not established any pre-approval policies with respect to any audit or non-audit services of the Company’s independent registered public accounting firm, KPMG LLP; accordingly, the practice of the Company is to obtain advance approval from the Audit Committee for each discrete service proposed to be provided by KPMG LLP.
AUDIT COMMITTEE REPORT
The Audit Committee has been appointed by the Board to, among other things, assist it in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements (including the reasonableness and adequacy of disclosure of related person transactions), the qualifications, independence, selection, compensation and performance of the Company’s registered independent public accounting firm, and the performance of the Company’s internal audit function. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee. The Audit Committee has furnished the following report for 2008:
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The independent auditor is also responsible for performing independent audits of the Company’s internal controls over financial reporting.

Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed with management and KPMG LLP, the Company’s independent auditor, the Company’s audited financial statements as of and for the year ended March 31, 2008. The Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards (SAS) No. 114, the auditor’s communication with those charged with Governance. The Committee has received the written disclosures and the letter from its independent auditor required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as currently in effect. The Committee has also considered the compatibility of the provision of non-audit services with the independent auditor’s independence.
Management has also represented to the Committee that it has completed an assessment of the effectiveness of the Company’s internal control over financial reporting, and the Committee has reviewed and discussed with management and KPMG LLP the scope and results of their respective assessments of the Company’s internal control over financial reporting.
Based on the reports and discussions described in this report, the Committee recommended to the Board of Directors of the Company that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008 for filing with the Securities and Exchange Commission.

The Audit Committee members:	Gary L. Forbes, Chairman	Brady F. Carruth	James H. Limmer
SHAREHOLDER PROPOSALS
If you want to submit a proposal, including candidate(s) for election to the Board of Directors, for consideration by the shareholders at the 2009 annual meeting of shareholders, we must receive such proposal no later than March 5, 2009 in order for it to be included the respective proxy statement pursuant to the Exchange Act rules; otherwise, proposals to be presented in person at the annual meeting, but not included in the proxy statement, must be received by us no earlier than April 9, 2009 and no later than May 9, 2009 to be considered timely pursuant to our By-laws. All proposals must be submitted in writing to our Corporate Secretary, Consolidated Graphics, Inc., 5858 Westheimer, Suite 200, Houston, Texas 77057 and must fully comply with the specific procedural requirements set forth in our By-laws, the rules of the Exchange Act and other applicable SEC rules and regulations. If you would like a copy of the procedural requirements with respect to shareholder proposals, please contact our Corporate Secretary for a copy of our By-laws.
BUSINESS TO BE TRANSACTED
The Company did not receive any proposals from any shareholder for consideration at the Annual Meeting, and management does not presently intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.
HOUSEHOLDING MATTERS
Each year in connection with the annual meeting of shareholders, we are required to send to each shareholder of record a proxy statement, annual report and notice of internet availability of proxy materials, and to arrange for such documents to be sent to each beneficial shareholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because some shareholders hold shares of the Company’s Common Stock in multiple accounts, this process results in duplicate mailings of such documents to shareholders who share the same address. Shareholders may avoid receiving duplicate mailings and save us the cost of producing and mailing duplicate documents as follows:
Shareholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement, annual report and notice of internet availability of proxy materials, you may contact the Corporate Secretary of the Company by mail at 5858 Westheimer, Suite 200, Houston, Texas 77057 or by telephone at (713) 787-0977.
Beneficial Shareholders. If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement, annual report and notice of internet availability of proxy materials if there are other shareholders who share an address with you. If you currently receive more than one copy of such documents at your household and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies. If you consent to the delivery of a single proxy statement, annual report and notice of internet availability of proxy materials but later decide that you would prefer to receive a separate copy of each document, as applicable, for each shareholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional documents. If you wish to receive a separate copy of such documents for each shareholder sharing your address in the future, you may contact the Corporate Secretary of the Company by mail at 5858 Westheimer, Suite 200, Houston, Texas 77057 or by telephone at (713) 787-0977.
OTHER INFORMATION
The cost of solicitation of proxies will be borne by the Company. Proxy cards and materials will also be distributed to beneficial owners of Common Stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for reasonable charges and expenses normal for such services. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission, and facsimile transmission without additional compensation.
The Annual Report to Shareholders, containing the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2008, accompanies this Proxy Statement, but is not a part thereof.
A COPY OF THE COMPANY’S MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT THE ACCOMPANYING EXHIBITS, AS FILED WITH THE SEC WILL BE MADE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CONSOLIDATED GRAPHICS, INC., ATTENTION: SECRETARY, 5858 WESTHEIMER, SUITE 200, HOUSTON, TEXAS 77057. A LIST OF EXHIBITS IS INCLUDED IN THE FORM 10-K, AND EXHIBITS ARE AVAILABLE FROM THE COMPANY UPON THE PAYMENT TO THE COMPANY OF THE REASONABLE COSTS OF FURNISHING THE SAME. THESE DOCUMENTS MAY ALSO BE ACCESSED THROUGH THE COMPANY’S WEB SITE AT WWW.CGX.COM.
/s/ Jon C. Biro
Jon C. Biro
Secretary

APPENDIX A
CONSOLIDATED GRAPHICS, INC.
ANNUAL INCENTIVE COMPENSATION PLAN
(Effective as of April 1, 2008)
1. Objective. The Consolidated Graphics, Inc. Annual Incentive Compensation Plan (the “Plan”) is designed to retain selected executive officers of Consolidated Graphics, Inc. (the “Company”), a Texas corporation, and reward them for making significant contributions to the success of the Company. These objectives are to be accomplished by making annual awards under the Plan and thereby providing Participants with a financial interest in the overall performance and growth of the Company. The Plan and Awards granted hereunder are intended to be exempt from the requirements of Section 409A of the Code, and shall be interpreted and administered in a manner consistent with that intent.
2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:
“Act” means the Securities Exchange Act of 1934, as amended.
“Affiliate” or “Affiliates” shall mean and refer to any direct or indirect subsidiaries of the Company, or any other entity or Hentities through which the Company or any subsidiary of the Company may conduct the Company’s business.
“Award” means an incentive compensation award payable in cash and granted to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.
“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.
“Beneficiary” means such person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, designated by the Participant in a written election form filed with the Committee as entitled to receive the Participant’s Award(s) in the event of the Participant’s death, or if no such election form shall have been so filed, or if no designated Beneficiary survives the Participant or can be located by the Committee, the person or persons entitled thereto under the last will of such deceased Participant, or if such decedent left no will, to the legal heirs of such decedent determined in accordance with the laws of intestate succession of the state of the decedent’s domicile.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board.
“Company” means Consolidated Graphics, Inc., a Texas corporation, or any successor thereto.
“Effective Date” means April 1, 2008.
“Employment” means employment with the Company or an Affiliate.
“Fiscal Year” means April 1 through March 31.
“Participant” means an executive officer of the Company who receives an Award Agreement.
“Performance Period” means the Fiscal Year or (such shorter period within the Fiscal Year as may be determined by the Committee) during which the performance goals established pursuant to Section 5 are measured.
“Plan” means this Consolidated Graphics, Inc. Annual Incentive Compensation Plan, as set forth herein and as may be amended from time to time.
A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural unless the context clearly indicates otherwise.

3. Eligibility. Only executive officers of the Company are eligible to participate in this Plan. The Committee, from time to time and in its sole discretion, shall select the Participants in the Plan and participation in the Plan shall be evidenced by the execution of Award Agreements under the Plan.
4. Plan Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate in its sole discretion. All decisions of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on the Participants. The Committee shall determine all terms and conditions of the Awards. No member of the Committee shall be liable for anything done or omitted to be done by him or by any member of the Committee in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.
5. Awards and Limitations Thereon. An Award shall be paid only if specified performance goals set forth in an Award Agreement have been achieved during the course of the relevant Performance Period by an individual, the Company, an Affiliate, or one or more business units of the Company or an Affiliate, as applicable. The amount of the Award shall be determined by reference to the formula contained in the relevant Award Agreement, which shall describe the performance goal or goals and the percentage of the potential Award to be paid depending upon what level of the performance goal(s) is achieved. Performance goals shall be established no later than the earlier to occur of (1) 90 days after the commencement of the period of service to which the performance goal relates and (2) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is still substantially uncertain. Performance goals may include: (a) earnings, either in the aggregate or on a per-share basis, reflecting such dilution of shares as the Committee deems appropriate, including operating earnings, pre-tax earnings, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization; (b) gross or net revenue; (c) operating or net cash flow; (d) financial return ratios (e.g., return or net return on one or more of the following: assets, net assets, equity, invested capital, revenue); (e) margins, including net, operating or pre-tax margins; (f) total shareholder return; (g) financial ratios (e.g., debt to capitalization or debt to equity); (h) growth in financial measures or ratios (e.g., revenue, earnings, cash flow, stockholders’ equity, margins); or (i) customer satisfaction, based on specified objective goals, or a customer survey sponsored by the Company, an Affiliate, or one or more business units of the Company or an Affiliate, as applicable. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to performance goals, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. The maximum Award that may be paid to any Participant under this Plan for a Fiscal Year is an amount equal to $5 million.
6. Payment.
(a) Payment shall be made to the Participant in accordance with the terms of the Award Agreement, provided that (1) the performance goal or goals specified in the relevant Award Agreement have been achieved and (2) the Committee has reviewed and approved the Award.
(b) If, during the course of a Performance Period, the Participant takes a position with the Company or an Affiliate that is materially different from the position that he or she occupied at the commencement of such Performance Period and the Committee determines that such new position does not involve comparable or greater executive responsibilities than were enjoyed by such Participant at the beginning of such Performance Period, then the relevant Award Agreement shall automatically be terminated, unless otherwise provided in the Award Agreement. The Committee shall decide, in its sole and absolute discretion, whether the Participant shall (1) receive a payment equal to the amount of the Award for such Performance Period, pro-rated (according to the Committee’s sole discretion) to recognize the duration of the Participant’s service in the capacity to which the Award Agreement relates, or (2) forfeit any interest in any Award for such Performance Period. Notwithstanding the foregoing, the payment of any such prorated Award shall be paid only if the Committee determines that the relevant performance goals have been achieved.
(c) In the event that the Participant is not an employee on the later of (1) the last day of the Performance Period or (2) the date on which the payment is made, the Award shall be forfeited, unless otherwise specifically set forth in the Award Agreement (or any other agreement between the Participant and the Company) in a manner that complies with Section 162(m)(4)(C) of the Code and applicable authorities.

7. Tax Withholding. The Company shall deduct applicable taxes with respect to the payment of any Award and take such other action as may be necessary to satisfy all obligations for withholding of such taxes.
8. Non-Assignability. Unless otherwise determined by the Committee, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except to a Beneficiary or by will, the laws of descent and distribution or a domestic relations order. The Committee may prescribe other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 8 shall be null and void.
9. Amendment, Modification, Suspension or Termination. The Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company, to the extent such approval is required by applicable legal requirements.
10. No Employment Guaranteed. No provision of this Plan or any Award Agreement hereunder shall confer any right upon any executive officer to continued Employment.
11. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Act or other securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas, without reference to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction.

2008 ANNUAL MEETING OF SHAREHOLDERS OF CONSOLIDATED GRAPHICS, INC. August 7, 2008 Please sign, date and mail your proxy card in the envelope provided as soon as possible. l Please detach along perforated line and mail in the envelope provided... PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ~ 1. To elect two Class III directors to serve on the Company’s Board of Directors for _____ terms of three years and until their successors are duly elected and qualified or until _____ the earlier of their resignation or removal. NOMINEES: D FOR ALL NOMINEES · Joe R. Davis o Hugh N. West, M.D. D FOR WITHHOLD ALL NOMINEES AUTHORITY D FOR (See All instructions EXCEPTbelow) INSTRUCTIONS: To wilhhold aUlhorily to vole lor any individual nominee{s),mark“FORALLEXCEPT” _____ a_’d_’_iII_"_’h_’_c_irc_"_’_"_I_I’_’_ac_h_’_’m_’_"_’.:.Y_,”_W_’S_h_Io_W_’_lh_h’_’d.:.,_as_s_h’_W_’_h _"_"—=_= To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that D changes to the registered name(s) on the account may not be submitted via this method. FOR AGA.lNST ABSTAIN 2. To approve the Consolidated Graphics, Inc. Annual Incentive DDD _____ Compensation Plan. 3. To transact such other business as may properly come before _____ the meeting or any postponement(s) or adjournment(s) thereof. THIS PROXY IS SOLICITED BY AND ON _____ BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON PROPOSAL 1 AND A VOTE “FOR” ON PROPOSAL 2. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR ALL NOMINEES” ON PROPOSAL 1, “FOR” ON PROPOSAL 2 AND, ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF, INCLUDING PROCEDURES AND OTHER MATTERS RELATING TO THE CONDUCT OF THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE ·PAID ENVELOPE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report of the Company for the fiscal year ended March 31, 2008. Signature of Shareholder Date: ISignature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held joinUy, each holder should sign. When signing as executor. administrator. attorney. truslee or guardian, please give lull • Htle as such. II the signer is a corporation. please sign full corporate name by duly authorized ollicer, giving fun Htle as SuCh. If signer is a partnership, please sign in partnership name by authorized person. •

CONSOLIDATED GRAPHICS, INC. Proxy Solicited on Behalf of Board of Directors 2008 Annual Meeting of Shareholders to be held Thursday, August 7, 2008 The undersigned hereby appoints Joe R. Davis and Jon C. Biro, jointly and severally, proxies with full power of substitution and resubstitution and with discretionary authority to represent and to vote, in accordance with the instructions set forth on the reverse, all shares of Common Stock which the undersigned is entitled to vote at the 2008 Annual Meeting of Shareholders of Consolidated Graphics, Inc. to be held at the The Omni Hotel, Four Riverway, Houston, Texas 77056, on Thursday, August 7, 2008 at 5:00 p.m., Central Daylight Time, and any postponement(s) or adjournment(s) thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote “FOR ALL NOMINEES” on Proposal 1 (the election of Class III directors) and vote “FOR” on Proposal 2. In their discretion, the proxies are also authorized to vote upon such other business as may properly come before the meeting or any postponement (s) or adjournment (s) thereof, including procedural and other matters relating to the conduct of the meeting. (Continued and to be signed on the reverse side)